The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer o sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219657
Subject to Completion, dated June 16, 2020
Prospectus Supplement
(To Prospectus dated August 3, 2017)
$

% Senior Notes due
We are offering $    aggregate principal amount of our     % Senior Notes due    , which we refer to in this prospectus supplement as the “notes.” The notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of our current and future subsidiaries that guarantee indebtedness under our Credit Agreement (as defined herein) or any other debt of ours or any other guarantor.
The notes will bear interest at    % per year. The interest rate payable on the notes will be subject to adjustment based on certain rating events. We will pay interest on the notes on     and     of each year, beginning on    , 2020. The notes will mature on    ,    . Interest will accrue on the notes from    , 2020. See “Description of the Notes – Interest Rate Adjustment”.
We intend to use the net proceeds from this offering, together with cash on hand, to fund a redemption of all of our outstanding Floating Rate Senior Notes due 2021 (the “2021 Notes”), as described under the heading “Use of Proceeds.” This prospectus supplement is not a notice of redemption with respect to the 2021 Notes.
We may redeem the notes in whole or in part at any time at the applicable redemption price and at the times set forth under “Description of the Notes — Optional Redemption.” We must offer to repurchase the notes upon the occurrence of a change of control triggering event at the price described in this prospectus supplement under “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.”
The notes will be our senior unsecured obligations, ranking equally in right of payment with all of our existing and future senior unsecured indebtedness and senior to our future subordinated indebtedness. The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness and effectively subordinated to the existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes. The guarantees of the notes will be the senior unsecured obligations of each guarantor, ranking equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of such guarantor. The guarantees of the notes will be effectively subordinated to existing and future secured indebtedness of such guarantor to the extent of the value of any assets securing that indebtedness and effectively subordinated to the existing and future indebtedness and other liabilities of subsidiaries of such guarantor that do not guarantee the notes.
You should read this prospectus supplement and the accompanying prospectus carefully before you invest in our notes. Investing in our notes involves a high degree of risk. See “Risk Factors” beginning on page S-9 for a discussion of certain risks that you should consider in connection with an investment in the notes.
Per Note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds (before expenses) to Wabtec(1)%	$
(1)	Plus accrued interest, if any, from , 2020, if settlement occurs after that date.
The notes will not be listed on any securities exchange or automated quotation system.
The underwriters expect to deliver the notes in book-entry form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Banking, S.A./N.V., on or about    , 2020.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
BofA Securities	J.P. Morgan	PNC Capital Markets LLC
  , 2020

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus dated August 3, 2017, gives more general information about debt and other securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. Additional information is incorporated by reference in this prospectus supplement. For information about the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in the notes, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, which we have referred you to under “Where You Can Find More Information.” The shelf registration statement described in the accompanying prospectus, including the exhibits thereto, can be read at the SEC web site as described under “Where You Can Find More Information.”
If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
Unless indicated otherwise, or the context otherwise requires, references in this document to “Wabtec,” the “Company,” “we,” “us” and “our” are to Westinghouse Air Brake Technologies Corporation and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.
This prospectus supplement and accompanying prospectus include registered trademarks, trade names and service marks of the Company.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet address is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our Internet website is www.wabteccorp.com. Information contained on our website is not part of, and should not be construed as being incorporated by reference into, this prospectus supplement and the accompanying prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus supplement and the accompanying prospectus except to the extent updated and superseded by information contained in this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement and until all of the securities covered by this prospectus supplement are sold will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus supplement, including between the date of this prospectus supplement and the date on which the offering of the securities under this prospectus supplement is terminated, except as noted in the paragraph below:
Our SEC Filings (File No. 33-90866)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2019

Quarterly Report on Form 10-Q	Quarter ended March 31, 2020

Current Reports on Form 8-K	February 13, 2020, February 18, 2020 (solely with respect to Item 8.01), February 24, 2020 (solely with respect to Item 8.01), May 7, 2020 and May 20, 2020

The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	April 3, 2020
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K, including related exhibits under Item 9.01, is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus supplement or the accompanying prospectus.
Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract, agreement or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by
S-iii

reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents contained in the exhibits to the registration statement of which the accompanying prospectus is a part or the reports incorporated by reference herein, as applicable.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, PA 15212, Attention: Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits through the SEC’s internet site.
S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. In this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 and any of our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:
Economic and industry conditions
•	prolonged unfavorable economic and industry conditions in the markets served by us, including North America, South America, Europe, Australia, Asia and South Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for our products and services;
•	orders either being delayed, cancelled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by our customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates; or
•	availability of credit;
Operating factors
•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
S-v

•	performance under material long-term contracts;
•	labor relations;
•
the outcome of our existing or any future legal proceedings, including litigation involving our principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport and the GE Transportation Business; or
•	the development and use of new technology;
Competitive factors
•	the actions of competitors; or
•	the outcome of negotiations with partners, suppliers, customers or others;
Political/governmental factors
•	political stability in relevant areas of the world;
•	future regulation/deregulation of our customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of our customers;
•	political developments and laws and regulations, including those related to Positive Train Control (“PTC”);
•	federal and state income tax legislation; or
•	the outcome of negotiations with governments;
COVID-19 factors
•	the severity and duration of the pandemic;
•	deterioration of general economic conditions;
•	shutdown of one or more of our operating facilities;
•	supply chain and sourcing disruptions;
•	ability of our customers to pay timely for goods and services delivered;
•	health of our employees;
•	ability to retain and recruit talented employees; or
•	difficulty in obtaining debt or equity financing.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.
S-vi

SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Before making an investment decision, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, the “Risk Factors” section included in this prospectus supplement and the financial statements and related notes incorporated by reference herein.
Our Company
We are one of the world’s largest providers of locomotives, value-added, technology-based equipment, systems and services for the global freight rail and passenger transit industries. Our highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. Our products enhance safety, improve productivity and reduce maintenance costs for customers, and many of our core products and services are essential in the safe and efficient operation of freight rail and passenger transit vehicles. We are a global company with operations in over 50 countries and our products can be found in more than 100 countries throughout the world. In the year ended December 31, 2019 and the three months ended March 31, 2020, approximately 60% and 59%, respectively, of our revenues came from customers outside the United States.
For the year ended December 31, 2019 and the three months ended March 31, 2020, we generated revenue of $8,200.0 million and $1,929.9 million, respectively, and net income attributable to Wabtec shareholders of $326.7 million and $111.6 million, respectively.
Through our subsidiaries, we manufacture a range of products for locomotives, freight cars and passenger transit cars and buses. We also build new switcher and commuter locomotives, and provide aftermarket services.
We provide our products and services through two principal business segments, the Freight Segment and the Transit Segment, both of which have different market characteristics and business drivers. The acquisitions of GE Transportation, formerly a business unit of General Electric Company, and Faiveley Transport, S.A. (“Faiveley Transport”) significantly strengthened our capabilities and presence in the worldwide freight and transit markets, respectively, for all of our products and services, including electronic and digital products.
The Freight Segment primarily manufactures and provides aftermarket parts and services for new locomotives; provides components for new and existing locomotives and freight cars; builds new commuter locomotives; supplies rail control and infrastructure products including electronics, PTC equipment, signal design and engineering services; provides a comprehensive suite of software-enabled solutions designed to improve customer efficiency and productivity in the transportation and mining industries; overhauls locomotives; and provides heat exchangers and cooling systems for rail and other industrial markets. Customers include large, publicly traded railroads, leasing companies, manufacturers of original equipment such as locomotives and freight cars, and utilities. As a result of our acquisition of GE Transportation, we are the largest global manufacturer of diesel-electric locomotives for freight railroads producing mission-critical products and solutions that help railroads reduce operating costs, decrease fuel use, minimize downtime and comply with emissions standards. As a result of the large base of approximately 22,500 locomotives currently in use, our services and product lines for rebuilding, remanufacturing, maintaining and exchanging locomotives and components in the aftermarkets provide a significant, recurring revenue stream. Demand is primarily driven by general economic conditions and industrial activity; traffic volumes, as measured by freight carloadings; investment in new technologies; and deliveries of new locomotives and freight cars. In the year ended December 31, 2019, the Freight Segment accounted for approximately 65% of our total net sales, with approximately 55% of its net sales in the United Sales. In the year ended December 31, 2019, approximately 60% of the Freight Segment’s net sales were in the aftermarket.
The Transit Segment primarily manufactures and services components for new and existing passenger transit vehicles, typically regional trains, high speed trains, subway cars, light-rail vehicles and buses; supplies rail control and infrastructure products including electronics, signal design and engineering services; and refurbishes passenger transit vehicles. Customers include public transit authorities and municipalities, leasing companies, and manufacturers of passenger transit vehicles and buses around the world. Demand in the transit market is primarily driven by general economic conditions, passenger ridership levels, government spending on public transportation, and investment in new rolling stock. In the year ended December 31, 2019, the Transit Segment accounted for approximately 35% of our total net sales, with approximately 15% of its net sales in the United States. Approximately half of the Transit Segment’s net sales are in the aftermarket, with the remainder in the original equipment market. The addition of Faiveley Transport’s key products strengthened our presence in the following areas: high-speed braking and door systems; heating, ventilation and air conditioning systems; pantographs and power collection; information systems; platform screen doors and gates; couplers; and aftermarket services, maintenance and spare parts. Geographically, Faiveley Transport significantly strengthened our presence in the European and Asia Pacific transit markets.
We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212. Our telephone number is (412) 825-1000. Our Internet address is www.wabteccorp.com. Information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement.
Issuer
Westinghouse Air Brake Technologies Corporation.
Securities Offered
$   million aggregate principal amount of   % Senior Notes due   .
Maturity Date
The notes will mature on   ,   .
Interest Rate
The notes will bear interest at   % per year.
Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of the Notes — Interest Rate Adjustment.”
Interest Payment Dates
We will pay interest on the notes on   and   of each year, beginning on   , 2020.
Guarantees
All payments with respect to the notes (including principal and interest) will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of our current and future subsidiaries that is a guarantor under our Credit Agreement or any other debt of ours or any other guarantor.
Optional Redemption
At any time at the greater of par or a make-whole redemption price based on a discount equal to the applicable Treasury Rate (as defined herein) plus    basis points, plus accrued and unpaid interest to, but not including, the date of redemption.
Notwithstanding the foregoing, if the notes are redeemed on or after   ,   (the date that is months prior to their maturity date), the notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of the Notes — Optional Redemption.”
Change of Control
Upon the occurrence of a change of control triggering event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.”

Ranking
The notes will be Wabtec’s senior unsecured obligations and will:
•	rank equally in right of payment to all of Wabtec’s existing and future unsecured and unsubordinated indebtedness;
•	rank senior in right of payment to all of Wabtec’s existing and future indebtedness that is subordinated in right of payment to the notes;
•	be effectively subordinated to all of the Wabtec’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	be effectively subordinated to all of the existing and future indebtedness and other liabilities of the Wabtec’s non-guarantor subsidiaries.
The guarantees will be the applicable guarantor’s senior unsecured obligations and will:
•	rank equally in right of payment to all of such guarantor’s existing and future unsecured and unsubordinated indebtedness;
•	rank senior in right of payment to all of such guarantor’s existing and future indebtedness that is subordinated in right of payment to such guarantor’s guarantee;
•	be effectively subordinated to all of such guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	be effectively subordinated to all of the existing and future indebtedness and other liabilities of such guarantor’s non-guarantor subsidiaries.
Covenants
We will issue the notes under a senior indenture between us and Wells Fargo Bank, National Association, as trustee. The senior indenture includes covenants that limit:
•	our ability and the ability of our restricted subsidiaries to incur, suffer to exist or guarantee any debt secured by certain liens;
•	our ability and the ability of our restricted subsidiaries to enter into sale and leaseback transactions; and

•	our ability to consolidate with or merge into any other entity or sell all or substantially all of our assets.
These covenants will be subject to a number of important exceptions and qualifications described under “Description of the Notes — Certain Covenants” and “— Merger and Consolidation.”
Form and Denomination
The notes of are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Additional Notes
We may, without the consent of the holders of the notes, “reopen” the notes being offered by this prospectus supplement by issuing additional notes that have the same ranking, interest rate, maturity date and other terms as the notes (except for the issue date, the public offering price and, in some cases, the first interest payment date). These additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of debt securities, provided that, if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.
Absence of Public Market for the Notes
The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system.
Material U.S. Federal Income Tax Considerations
Prospective investors are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Material U.S. Federal Income Tax Considerations.”
Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $   million, after deducting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand, to fund a redemption of all of our outstanding 2021 Notes, as described under the heading “Use of Proceeds.” This prospectus supplement is not a notice of redemption with respect to the 2021 Notes. See “Use of Proceeds.”
Risk Factors
In evaluating an investment in the notes, prospective investors should carefully consider,

along with the other information in this prospectus supplement, the specific factors set forth under “Risk Factors” for risks involved with an investment in the notes.
Governing Law
New York.
Trustee, Registrar and Paying Agent
Wells Fargo Bank, National Association.

Summary Consolidated Financial Data of Wabtec
The following table presents our summary historical consolidated financial data, which we have derived from the financial statements we have incorporated by reference into this prospectus supplement.
The following data of Wabtec as of December 31, 2019 and 2018, and for the years ended December 31, 2019, 2018 and 2017, have been derived from our audited consolidated financial statements, which are incorporated by reference herein from our annual report on Form 10-K filed with the SEC for the year ended December 31,2019. The following data of Wabtec as of March 31, 2020, and for the three-month periods ended March 31, 2020 and March 31, 2019, have been derived from the unaudited condensed consolidated financial statements of Wabtec, which are incorporated by reference herein from our quarterly report on Form 10-Q filed with the SEC for the three-month period ended March 31, 2020.
The unaudited condensed consolidated financial statements from which we derived the data as of March 31, 2020, and for the three-month periods ended March 31, 2020 and March 31, 2019, were prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our results of operations and financial condition as of the date or for the periods presented. The summary historical condensed consolidated financial data presented below for the three-months ended March 31, 2020 is not necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.
This information is only a summary and should be read in conjunction with our financial statements and the notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in our quarterly report on Form 10-Q filed with the SEC for the three-month period ended March 31, 2020, which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”
	Three Months Ended March 31,		Year Ended December 31,
In millions, except per share data	2020	2019	2019	2018	2017
Income Statement Data
Net Sales	$1,929.9	$1,593.6	$8,200.0	$4,363.5	$3,881.7
Gross profit	578.7	389.0	2,278.0	1,233.9	1,065.3
Operating expenses	(361.4)	(321.7)	(1,614.9)	(760.5)	(644.2)
Income from operations	217.3	67.3	663.1	473.4	421.1
Interest expense, net	(53.3)	(44.6)	(219.1)	(112.2)	(77.9)
Other (expenses) income, net	(14.8)	(8.2)	2.8	6.4	8.9
Net income attributable to Wabtec stockholders	$111.6	$(4.5)	$326.7	$294.9	$262.3
Diluted Earnings per Common Share
Basic
Net income (loss) attributable to Wabtec stockholders per share	$0.58	$(0.04)	$1.91	$3.06	$2.74
Diluted
Net income (loss) attributable to Wabtec stockholders per share	$0.58	$(0.04)	$1.84	$3.05	$2.72
Cash dividends declared per share	$0.12	$0.12	$0.48	0.48	$0.44
Weighted average shares outstanding
Basic	190.8	121.2	170.5	96.0	95.5
Diluted	191.4	121.2	177.3	96.5	96.1

	As of March 31,	As of December 31,
In millions	2020	2019	2018
Balance Sheet Data
Total assets	$18,773.1	$18,944.2	$8,649.2
Cash and cash equivalents	615.9	604.2	580.9
Total debt	4,747.9	4,429.3	3,856.9
Total equity	9,797.7	9,993.6	2,869.1
	Three Months Ended March 31,		Year Ended December 31,
In millions	2020	2019	2019	2018	2017
Cash provided by (used for):
Operating activities	$(81.9)	$31.3	$1,015.5	$314.7	$188.8
Investing activities	(62.6)	(2,739.6)	(3,177.8)	(147.3)	(1,033.5)
Financing activities	183.5	883.0	461.5	1,978.1	(97.4)

RISK FACTORS
You should carefully consider the following factors as well as those described under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2020 and any that may be included in our subsequently filed Quarterly or Current Reports filed with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement before deciding to invest in the notes. Any of these risks or other risks and uncertainties not presently known to us or that we currently deem immaterial could materially adversely affect our business, financial condition, results of operations and cash flow, which could in turn materially adversely affect the price of the notes. If any of the following risks and uncertainties develops into actual events, our business, financial condition, results of operations or cash flows could be materially adversely affected. In that case, the trading price of the notes could decline and you may lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risks faced by us described below and elsewhere in this prospectus supplement and the documents incorporated herein by reference. Please see “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Relating to the Notes
Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.
Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Consequently, our subsidiaries may not be able or permitted to pay dividends or otherwise make distributions to enable us to make payments in respect of our indebtedness, including the notes. In the event that we do not receive sufficient dividends or distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.
In addition, not all of our subsidiaries will guarantee the notes, and holders of the notes will have a junior position to the claims of creditors, including trade creditors and tort claimants, of any such non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, holders of that subsidiary’s indebtedness and its trade creditors generally will be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.
The notes and the related guarantees will be unsecured and effectively subordinated to our and our guarantors’ existing and future secured indebtedness and structurally subordinated to any existing or future indebtedness and other liabilities of our non-guarantor subsidiaries (including the subsidiaries of the guarantors).
The notes and the related guarantees will be our and each guarantor’s unsecured, unsubordinated obligations, respectively, ranking equally in right of payment to all of our or the applicable guarantor’s respective existing and future unsecured, unsubordinated indebtedness. The notes and the related guarantees will be effectively subordinated to all of our and each guarantor’s respective existing and future secured indebtedness to the extent of the respective value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries. The indenture governing the notes and the related guarantees will permit us and our subsidiaries to incur certain secured debt. If we or any of the guarantors incur any secured debt, the assets securing such debt will be subject to prior claims by secured creditors. In the event of our or any of the guarantors’ bankruptcy, liquidation, reorganization or other winding up, any assets of such entity that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our or the applicable guarantor’s remaining assets, as the case may be, ratably with all of such entity’s unsecured, unsubordinated creditors, including trade creditors.
In addition, if we or any guarantor incurs any additional debt that ranks equally with the notes or the related guarantees, respectively, the holders of that debt will be entitled to share ratably with holders of notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or the applicable guarantor. This may have the effect of reducing the amount of proceeds paid to holders of notes.
The indenture does not restrict the amount of additional unsecured debt that we may incur.
The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn. See “— Our indebtedness could adversely affect our financial health”.
We may redeem the notes at our option, which may adversely affect your return.
As described under “Description of the Notes — Optional Redemption,” we have the right to redeem the notes in whole or in part at any time at the applicable redemption price and at the times indicated. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes that are redeemed.
Some significant transactions may not constitute a change of control triggering event for purposes of the notes, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a change of control triggering event as described under “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event,” we will be required to offer to repurchase the notes. However, the change of control triggering event provisions will not afford protection to holders of notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us will generally not constitute a change of control triggering event requiring us to repurchase the notes. In the event of any such transaction, we will not be required to offer to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the holders of notes, including by decreasing the trading prices for the notes.
You may not be able to determine when a change of control triggering event has occurred, and we may not be required to offer to repurchase the notes as a result of a change in the composition of the directors on our board.
Unless we have exercised our right to redeem the notes, a change of control triggering event, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer or conveyance of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law.
In addition, a Delaware Chancery Court decision found that, for purposes of agreements such as the indenture, the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” are significantly limited. In the event of any such significant change in the composition of our board where the board has approved the new directors as “continuing directors” for purposes of the indenture, we may not be required to offer to repurchase the notes as a result of the board composition change. The same court also observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, we would not be required to offer to repurchase your notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.”

We may not be able to repurchase the notes upon a change of control triggering event.
Upon a change of control triggering event as defined in the indenture governing the notes, we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control repurchase offer. A failure to make the change of control repurchase offer or to pay the change of control repurchase price when due would result in a default under the indenture governing the notes. The occurrence of a change of control also would constitute an event of default under our Credit Agreement and may constitute an event of default under the terms of the agreements governing our other indebtedness or require us to offer to repurchase such other indebtedness. See “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.”
The notes do not contain restrictive financial covenants, and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes.
Other than as described in this prospectus supplement under “Description of the Notes — Certain Covenants” and “— Merger and Consolidation,” the notes are not subject to any restrictive covenants, and we are not restricted from paying dividends or issuing or repurchasing our securities. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.
If the guarantees of the notes are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.
If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of our company, a court were to find that, at the time any guarantor incurred a guarantee:
•
the guarantor did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

•	the guarantor:
•	was insolvent or was rendered insolvent by reason of the incurrence of the indebtedness constituting the guarantee;
•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;
•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or
•	was a defendant in an action for money damages, or had a judgment for money damages entered against it if, in either case, after final judgment the judgment is unsatisfied;
the court could void or subordinate the applicable guarantee to currently existing and future indebtedness of the guarantor, and take other action detrimental to the holders of the notes including, under certain circumstances, invalidating the applicable guarantee.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, a guarantor would be considered insolvent if, at the time such guarantor incurs the indebtedness constituting the guarantee either:
•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or
•
the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

We cannot give you any assurance as to what standards a court would use to determine whether a guarantor was solvent at the relevant time or, regardless what standard was used, whether the applicable guarantee would not be avoided on another of the grounds described above.
The guarantees of the notes by the guarantors may be released upon the occurrence of certain events.
Each subsidiary of ours that provides, or will provide, a guarantee of the notes will be automatically and unconditionally released from such guarantee upon the occurrence of certain events, including the following:
•
in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) Wabtec or any of its subsidiaries;

•
in connection with any sale or other disposition of all of the capital stock of that guarantor to a person that is not (either before or after giving effect to such transaction) Wabtec or any of its subsidiaries;

•	upon defeasance or satisfaction and discharge of the notes as provided under “Description of Notes — Satisfaction and Discharge; Defeasance and Covenant Defeasance”; or
•
at such time as that guarantor ceases to guarantee debt of Wabtec or any of the guarantors, other than any such debt for which that guarantor’s guarantee will be released concurrently with the release of the guarantor’s guarantee of the notes, provided that such cessation does not result from payment under such guarantee.

If any such guarantee is released, no holder of the notes will have a claim as a creditor against the applicable subsidiary, and the indebtedness and other liabilities of such subsidiary will be structurally senior to the claim of any holders of the notes. See “Description of the Notes — Guarantees.”
There may be no active trading market for the notes.
The notes are a new issue of securities with no established trading market. Accordingly, any or all of the following may occur:
•	no liquid market for the notes may develop;
•	you may be unable to sell your notes; or
•	the price at which you may be able to sell your notes may be lower than their principal amount or purchase price.
If a public market were to exist for the notes, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. We do not intend to apply for a listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.
Although we have been advised by the underwriters that they intend to make a market in the notes, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

Future funding requirements may affect our business.
New sources of capital may be needed to meet the funding requirements of future investments in operating assets or other acquisitions, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future prices as well as our operational performance, cash flow and debt position, among other factors. We may determine that it may be necessary or preferable to issue additional debt or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us. In the event of lower prices, unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, and retire or service our outstanding debt could be significantly constrained.
Our credit ratings may not reflect all risks of your investment in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential risks related to the market or other factors that influence the market value of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
Any downgrade in our credit ratings could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the market price of our existing securities, including the notes, or otherwise impair our business, financial condition and results of operations.
There can be no assurance that any rating assigned to us or any of our securities, including the notes, will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency, if, in that rating agency’s judgment, circumstances so warrant. A downgrade of our credit ratings could adversely affect the market price of our securities, including the notes, adversely affect our existing financing, limit our access to the capital or credit markets or otherwise adversely affect the availability of other new financing on favorable terms, result in more restrictive covenants in agreements governing the terms of any future indebtedness that we incur, increase our cost of borrowing, or impair our business, financial condition and results of operations.
Current global financial conditions could adversely affect the availability of new financing and our operations.
Current global financial conditions have been characterized by increased market volatility. Continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates, and the availability of credit, could adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or have a material adverse effect on our business, financial condition and results of operations.
Risks Relating to Wabtec
The COVID-19 pandemic and resulting deterioration of general economic conditions has adversely impacted our business and results of operations and the extent to which it will continue to do so will depend on future developments, which are difficult to predict.
The COVID-19 pandemic and government actions to contain it have weighed heavily on global and national economic conditions, have significantly increased economic uncertainty, and have reduced economic activity. The extent of the resulting impact on our business and results of operations will depend, among other things, on the duration and severity of the pandemic, the nature and scope of government actions to contain it, and the potential impact on global and national economic conditions, including inflation, interest rates, availability of capital markets, consumer spending rates, energy availability and costs (including fuel surcharges). Governments around the world have taken steps to mitigate some of the more severe anticipated economic effects, but there can be no assurance that such steps will be effective or achieve their desired results in a timely fashion.

The COVID-19 pandemic has resulted in operational and supply chain disruptions for us and our customers and is likely to further adversely affect operations and the operations of our customers and suppliers. Accordingly, our results of operations were negatively impacted during the first quarter–particularly in the latter portion of the quarter, and we expect the COVID-19 pandemic to have a materially adverse impact on our operations and business results in 2020. In addition, the spread of COVID-19 has caused us to modify our business practices and to implement significant proactive measures to protect the health and safety of employees, and we may take further actions as may be required by government authorities or as we determine are appropriate under the circumstances. There is no certainty that such measures will be sufficient to mitigate the risks posed by the pandemic.
The COVID-19 pandemic and related volatility in financial markets and deterioration of national and global economic conditions could affect our business and operations in a variety of ways. For example, we could experience operational disruptions and financial losses as a result of the following:
•	a significant percentage of our workforce being unable to work, including because of illness or travel or government restrictions in connection with COVID-19, including stay at home orders;
•	a decrease in demand for our products as a result of COVID-19 and cost control measures implemented by our customers;
•	delays in orders or delivery of orders, which will negatively impact our cash conversion cycle and ability to convert our backlog into cash;
•	inability to collect full or partial payments from customers due to deterioration in customer liquidity, including customer bankruptcies;
•	a shutdown of one or multiple of our manufacturing facilities due to government restrictions or illness in connection with COVID-19;
•
dislocations in the capital markets, which may make it more costly or difficult for us to obtain debt or equity financing, including to refinance our existing debt, or investment opportunities, in each case on terms and within time periods acceptable to us.

The extent to which the COVID-19 pandemic impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and are difficult to predict, including, but not limited to, the duration and severity of the pandemic, the nature and scope of government actions to contain the pandemic or address its impact, and how quickly and to what extent normal economic and operating conditions can resume. In addition, we cannot predict the impact that the COVID-19 pandemic will have on our customers, suppliers and other business partners, and each of their financial conditions; however, any material effect on these parties could adversely impact us. Adverse consequences of, and conditions resulting from, the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect our business, results of operations and financial condition even after the COVID-19 outbreak has subsided.
The impact of COVID-19 may also exacerbate other risks discussed in Item 1A. Risk Factors in our Annual Report on Form 10-K for our fiscal year ended December 31, 2019 or our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2020, and any other risks that may be included in our subsequently filed Quarterly or Current Reports filed with the SEC or are discussed in this prospectus supplement, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.
Disruption of our supply chain could have an adverse impact on our business, financial condition, and results of operations.
Our ability to make, move, and sell our products is critical to our success. Damage or disruption to our supply chain, including third-party manufacturing or transportation and distribution capabilities, could impair our ability to manufacture or sell our products. Failure to take adequate steps to mitigate the likelihood or potential impact of disruptions, or to effectively manage such events if they occur, particularly when a product is sourced from a single supplier or location, could adversely affect our business or financial results.

Due to the impacts of the COVID-19 pandemic and the global government actions to contain it, some of our supply chains, particularly in China, India and Europe, have been, and continue to be, impacted. There can be no assurance that there will not be further, or deeper, supply chain disruptions, or that the steps we are taking to mitigate such disruptions will be effective or achieve their desired results in a timely fashion.
In addition, disputes with significant suppliers, including disputes regarding pricing or performance, could adversely affect our ability to supply products to our customers and could materially and adversely affect our product sales, financial condition, and results of operations.
We rely on our management team and other key personnel.
We depend on the skills, working relationships, and continued services of key personnel, including our experienced management team, and other key employees. In addition, our ability to achieve our operating goals depends on our ability to identify, hire, train, and retain qualified individuals. We compete with other companies both within and outside of our industry for talented personnel, and we may lose key personnel or fail to attract, train, and retain other talented personnel. Any such loss or failure could adversely affect our product sales, financial condition, and operating results.
If we lose key personnel, because they terminate their employment or retire, or as a result of illness, disability or death, or if an insufficient number of employees is retained to maintain effective operations, our business activities may be adversely affected and our management team’s attention may be diverted. In addition, we may not be able to locate suitable replacements for any key personnel that we lose, or we may not be able to hire potential replacements on reasonable terms, all of which could adversely affect our product sales, financial condition, and operating results.
Prolonged unfavorable economic and market conditions could adversely affect our business.
Unfavorable general economic and market conditions in the United States and internationally, particularly in our key end markets, could have a negative impact on our sales and operations. To the extent that these factors result in continued instability of capital markets, shortages of raw materials or component parts, longer sales cycles, deferral or delay of customer orders or an inability to market our products effectively, our business and results of operations could be materially adversely affected.
We are dependent upon key customers.
We rely on several key customers who represent a significant portion of our business. While we believe our relationships with our customers are generally good, our top customers could choose to reduce or terminate their relationships with us. In addition, many of our customers place orders for products on an as-needed basis and operate in cyclical industries. As a result, customer order levels have varied from period to period in the past and may vary significantly in the future. Such customer orders are dependent upon their markets and customers and may be subject to delays and cancellations. Furthermore, the average service life of certain products in our end markets has increased in recent years due to innovations in technologies and manufacturing processes, which has also allowed end users to replace parts less often. As a result of our dependence on our key customers, we could experience a material adverse effect on our business, results of operations and financial condition if we lost any one or more of our key customers or if there is a reduction in their demand for our products.
We operate in a highly competitive industry.
We operate in a global, competitive marketplace and face substantial competition from a limited number of established competitors, some of which may have greater financial resources than we have, may have a more extensive low-cost sourcing strategy and presence in low-cost regions than we have or may receive significant governmental support. Price competition is strong and, coupled with the existence of a number of cost conscious customers with significant negotiating power, has historically limited our ability to increase prices. In addition to price, competition is based on product performance and technological leadership, quality, reliability of delivery and customer service and support. If our competitors invest heavily in innovation and develop products that are more efficient or effective than our products, we may not be able to compete effectively. There can be no assurance that competition in one or more of our markets will not adversely affect us and our results of operations.

We intend to pursue acquisitions, joint ventures and alliances that involve a number of inherent risks, any of which may cause us not to realize anticipated benefits.
One aspect of our business strategy is to selectively pursue acquisitions, joint ventures and alliances that we believe will improve our market position and provide opportunities to realize operating synergies. These transactions involve inherent risks and uncertainties, any one of which could have a material adverse effect on our business, results of operations and financial condition including:
•	difficulties in achieving identified financial and operating synergies, including the integration of operations, services and products;
•	diversion of management’s attention from other business concerns;
•	the assumption of unknown liabilities; and
•	unanticipated changes in the market conditions, business and economic factors affecting such an acquisition, joint venture or alliance.
We cannot assure that we will be able to consummate any future acquisitions, joint ventures or other business combinations. If we are unable to identify or consummate suitable acquisitions, joint ventures or alliances, we may be unable to fully implement our business strategy, and our business and results of operations may be adversely affected as a result. In addition, our ability to engage in such strategic transactions will be dependent on our ability to raise substantial capital, and we may not be able to raise the funds necessary to implement this strategy on terms satisfactory to us, if at all.
A failure to predict and react to customer demand could adversely affect our business.
If we are unable to accurately forecast demand for our existing products or to react appropriately to changes in demand, we may experience delayed product shipments and customer dissatisfaction. If demand increases significantly from current levels, both we and our suppliers may have difficulty meeting such demand, particularly if such demand increases occur rapidly. Alternatively, we may carry excess inventory if demand for our products decreases below projected levels.
Additionally, we have dedicated significant resources to the development, manufacturing and marketing of new products. Decisions to develop and market new transportation products are typically made without firm indications of customer acceptance. Moreover, by their nature, new products may require alteration of existing business methods or threaten to displace existing equipment in which our customers may have a substantial capital investment. There can be no assurance that any new products that we develop will gain widespread acceptance in the marketplace or that such products will be able to compete successfully with other new products or services that may be introduced by competitors. Furthermore, we may incur additional warranty or other costs as new products are tested and used by customers.
Failure to accurately predict and react to customer demand could have a material adverse effect on our business, results of operations and financial condition.
We may fail to respond adequately or in a timely manner to innovative changes in new technology.
In recent years, the global transportation landscape has been characterized by rapid changes in technology, leading to innovative transportation and logistics concepts that could change the way the railway industry does business. There may be additional innovations impacting the railway industry that we cannot yet foresee. Any failure by us to quickly adapt to and adopt new innovations in products and processes desired by our customers may result in a significant loss of demand for our product and service offerings. In addition, advances in technology may require us to increase investments in order to remain competitive, and our customers may not be willing to accept higher prices to cover the cost of these investments.
A portion of our sales are related to delivering products and services to help our U.S. railroad and transit customers meet the PTC mandate from the U.S. federal government.
In 2015, the U.S. rail industry’s PTC deadline was extended by Congress by three years through December 31, 2018, which also included the ability of railroads to request an additional two years for compliance with the approval of the Department of Transportation if certain parameters are met. The

Department of Transportation has largely granted the additional two years for compliance. All freight railroads are required to have testing complete and PTC fully implemented across the required network by December 31, 2020. These extensions could change the timing of our revenues and could cause us to reassess the staffing, resources and assets deployed in delivering PTC services to our customers.
Our revenues are subject to cyclical variations in the railway and passenger transit markets and changes in government spending.
The railway industry historically has been subject to significant fluctuations due to overall economic conditions, the use of alternate methods of transportation and the levels of government spending on railway projects. In economic downturns, railroads have deferred, and may defer, certain expenditures in order to conserve cash in the short term. Reductions in freight traffic may reduce demand for our replacement products.
The passenger transit railroad industry is also cyclical and is influenced by a variety of factors. New passenger transit car orders vary from year to year and are influenced by a variety of factors, including major replacement programs, the construction or expansion of transit systems by transit authorities and the quality and cost of alternative modes of transportation. To the extent that future funding for proposed public projects is curtailed or withdrawn altogether as a result of changes in political, economic, fiscal or other conditions beyond our control, such projects may be delayed or cancelled, resulting in a potential loss of business for us, including transit aftermarket and new transit car orders. There can be no assurance that economic conditions will be favorable or that there will not be significant fluctuations adversely affecting the industry as a whole and, as a result, us.
Our backlog is not necessarily indicative of the level of our future revenues.
Our backlog represents future production and estimated potential revenue attributable to firm contracts with, or written orders from, our customers for delivery in various periods. Instability in the global economy, negative conditions in the global credit markets, volatility in the industries that our products serve, changes in legislative policy, adverse changes in the financial condition of our customers, adverse changes in the availability of raw materials and supplies, or un-remedied contract breaches could possibly lead to contract termination or cancellations of orders in our backlog or request for deferred deliveries of our backlog orders, each of which could adversely affect our cash flows and results of operations.
A growing portion of our sales may be derived from our international operations, which exposes us to certain risks inherent in doing business on an international level.
For the fiscal year ended December 31, 2019 and the three months ended March 31, 2020, approximately 60% and 59%, respectively, of our consolidated net sales were to customers outside of the United States. We intend to continue to expand our international operations, including in emerging markets, in the future. Our global headquarters for the Transit group is located in France, and we conduct other international operations through a variety of wholly and majority-owned subsidiaries and joint ventures, including in Australia, Austria, Brazil, Canada, China, Czech Republic, France, Germany, India, Italy, Macedonia, Mexico, the Netherlands, Poland, Russia, Spain, South Africa, Turkey, and the United Kingdom. As a result, we are subject to various risks, any one of which could have a material adverse effect on those operations and on our business as a whole, including:
•	lack of complete operating control;
•	lack of local business experience;
•	currency exchange fluctuations and devaluations;
•	restrictions on currency conversion or the transfer of funds or limitations on our ability to repatriate income or capital;
•	the complexities of operating within multiple tax jurisdictions;
•	foreign trade restrictions and exchange controls;
•	adverse impacts of international trade policies, such as import quotas, capital controls or tariffs;

•	difficulty enforcing agreements and intellectual property rights;
•	the challenges of complying with complex and changing laws, regulations, and policies of foreign governments;
•	the difficulties involved in staffing and managing widespread operations;
•	the potential for nationalization of enterprises;
•	economic, political and social instability;
•	possible local catastrophes, such as natural disasters and epidemics; and
•	possible terrorist attacks, conflicts and wars, including those against American interests.
Our exposure to the risks associated with international operations may intensify if our international operations expand in the future.
We are subject to a variety of laws and regulations, including anti-corruption laws, in various jurisdictions.
We are subject to various laws, rules and regulations administered by authorities in jurisdictions in which we do business, such as the anticorruption laws of the U.S. Foreign Corrupt Practices Act, the French Law n° 2016-1691 (Sapin II) and the U.K. Bribery Act, relating to our business and our employees. We are also subject to other laws and regulations governing our international operations, including regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of Treasury’s Office of Foreign Assets Control, and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, customs requirements, currency exchange regulations, and transfer pricing regulations. Despite our policies, procedures and compliance programs, our internal controls and compliance systems may not be able to protect us from prohibited acts willfully committed by our employees, agents or business partners that would violate such applicable laws and regulations. Any such improper acts could damage our reputation, subject us to civil or criminal judgments, fines or penalties, and could otherwise disrupt our business, and as a result, could materially adversely impact our business, results of operations and financial condition.
In addition, our manufacturing operations are subject to safety, operations, maintenance and mechanical standards, rules and regulations enforced by various federal and state agencies and industry organizations both domestically and internationally. Our business may be adversely impacted by new rules and regulations or changes to existing rules or regulations, which could require additional maintenance or substantial modification or refurbishment of certain of our products or could make such products obsolete or require them to be phased out prior to their useful lives. We are unable to predict what impact these or other regulatory changes may have, if any, on our business or the industry as a whole. We cannot assure that costs incurred to comply with any new standards or regulations will not be material to our business, results of operations and financial condition.
We are subject to a variety of environmental laws and regulations.
We are subject to a variety of increasingly stringent environmental laws and regulations governing discharges to air and water, substances in products, the handling, storage and disposal of hazardous or solid waste materials and the remediation of contamination associated with releases of hazardous substances. We have incurred, and will continue to incur, both operating and capital costs to comply with environmental laws and regulations, including costs associated with the clean-up and investigation of some of our current and former properties and offsite disposal locations. We believe our operations currently comply in all material respects with all of the various environmental laws and regulations applicable to our business; however, there can be no assurance that environmental requirements will not change in the future or that we will not incur significant costs to comply with such requirements. Failure to comply with environmental laws and regulations could have significant consequences on our business and results of operations, including the imposition of substantial fines and sanctions for violations, injunctive relief (including requirements that we limit or cease operations at affected facilities), and reputational risk.

In addition, certain of our products are subject to extensive, and increasingly stringent, statutory and regulatory requirements governing, e.g., emissions and noise, including standards imposed by the U.S. Environmental Protection Agency, the European Union and other regulatory agencies around the world. We have made, and will continue to make, significant capital and research expenditures relating to compliance with these standards. The successful development and introduction of new and enhanced products in order to comply with new regulatory requirements are subject to other risks, such as delays in product development, cost over-runs and unanticipated technical and manufacturing difficulties. In addition to these risks, the nature and timing of government implementation and enforcement of these standards-particularly in emerging markets-are unpredictable and subject to change.
Future climate change regulation could result in increased operating costs, affect the demand for our products or affect the ability of our critical suppliers to meet our needs.
We have followed the current debate over climate change and the related policy discussion and prospective legislation. We have reviewed the potential challenges for us that climate change policy and legislation may pose. Any such challenges are heavily dependent on the nature and degree of climate change legislation and the extent to which it applies to our industry. At this time, we cannot predict the ultimate impact of climate change and climate change legislation on our operations. Further, when or if these impacts may occur cannot be assessed until scientific analysis and legislative policy are more developed and specific legislative proposals begin to take shape. Any laws or regulations that may be adopted to restrict or reduce emissions of greenhouse gas could require us to incur increased operating costs and could have an adverse effect on demand for our products. In addition, the price and availability of certain of the raw materials that we use could vary in the future as a result of environmental laws and regulations affecting our suppliers. An increase in the price of our raw materials or a decline in their availability could adversely affect our operating margins or result in reduced demand for our products.
The occurrence of litigation in which we are, or could be, named as a defendant is unpredictable.
From time to time, we are subject, directly or through our subsidiaries, to litigation or other commercial disputes and other legal and regulatory proceedings with respect to our business, customers, suppliers, creditors, stockholders, product liability (including, asbestos claims), intellectual property infringement, competition and antitrust claims, warranty claims or environmental-related matters.
Due to the inherent uncertainties of any litigation, commercial disputes or other legal or regulatory proceedings, we cannot accurately predict their ultimate outcome, including the outcome of any related appeals. We may incur significant expense to defend or otherwise address current or future claims. Although we maintain insurance policies for certain risks, we cannot make assurances that this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. In addition, although in some cases we may be indemnified by non-affiliated entities that retain liabilities in connection with specific matters, there can be no assurance that these indemnitors will remain financially viable and capable of satisfying their obligations.
Any litigation, even a claim without merit, could result in substantial costs and diversion of resources and could have a material adverse effect on our business and results of operations.
If we are not able to protect our intellectual property and other proprietary rights, we may be adversely affected.
Our success can be impacted by our ability to protect our intellectual property and other proprietary rights. We rely primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, filing, prosecuting and defending patents on our products in all countries and jurisdictions throughout the world would be prohibitively expensive. Moreover, existing U.S. legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages and may be challenged by third parties. The laws of countries other than the United States may be even less protective of intellectual property rights. As a result, a significant portion of our technology is not patented, and we may be unable or may not seek to obtain patent protection for this technology. Further, although we routinely conduct anti-counterfeiting activities in multiple jurisdictions, we have encountered counterfeit reproductions of our products or products that otherwise infringe on our intellectual property rights. Counterfeit components of low quality may negatively impact our brand value. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, counterfeiting or misappropriating our intellectual property or otherwise gaining access to our technology. If we fail to protect our intellectual property and other proprietary rights, then our business, results of operations and financial condition could be negatively impacted.
In addition, we operate in industries in which there are many third-party owners of intellectual property rights. Owners of intellectual property that we need to conduct our business as it evolves may be unwilling to license such intellectual property rights to us on terms we consider reasonable. Third party intellectual property owners may assert infringement claims against us based on their intellectual property portfolios. If we are sued for intellectual property infringement, we may incur significant expenses investigating and defending such claims, even if we prevail.
We face cybersecurity and data protection risks relating to cyber attacks and information technology failures that could cause loss of confidential information and other business disruptions.
We rely extensively on information technology in our business. We also collect, process, and retain sensitive and confidential customer information, including proprietary business information, personal data and other information that may be subject to privacy and security laws, regulations and/or customer-imposed data protection controls. We also provide technological products integral to train operation. Accordingly, our business may be adversely impacted by disruptions to our own or third-party information technology infrastructure, which could result from individual or highly-coordinated cyber attacks, including but not limited to data theft, system breaches, malfeasance or improper use or unauthorized access to IT systems. Our business may also be adversely impacted by unintentional technology disruptions, including those resulting from programming errors, employee operational errors and software defects.
Our manufacturer’s warranties or product liability may expose us to potentially significant claims.
We warrant the workmanship and materials of many of our products. Accordingly, we are subject to a risk of product liability or warranty claims in the event that the failure of any of our products results in personal injury or death or does not conform to our customers’ specifications. In addition, in recent years, we have introduced a number of new products for which we do not have a history of warranty experience. Although we currently maintain liability insurance coverage, we cannot assure that product liability claims, if made, would not exceed our insurance coverage limits or that insurance will continue to be available on commercially acceptable terms, if at all. The possibility exists for these types of warranty claims to result in costly product recalls, significant repair costs and damage to our reputation.
Labor shortages and labor disputes may have a material adverse effect on our operations and profitability.
We depend on skilled labor in our manufacturing and other businesses. Due to the competitive nature of the labor markets in which we operate, we may not be able to retain, recruit and train the personnel we require, particularly when the economy expands, production rates are high or competition for such skilled labor increases.
We collectively bargain with labor unions at some of our operations throughout the world. Failure to reach an agreement could result in strikes or other labor protests which could disrupt our operations. Furthermore, non-union employees in certain countries have the right to strike. If we were to experience a strike or work stoppage, it would be difficult for us to find a sufficient number of employees with the necessary skills to replace these employees. We cannot assure that we will reach any such agreement or that we will not encounter strikes or other types of conflicts with the labor unions of our personnel.
Any such labor shortages or labor disputes could have an adverse effect on our business, results of operations and financial condition, could cause us to lose revenues and customers and might have permanent effects on our business.

Equipment failures, interruptions, delays in deliveries or extensive damage to our facilities, supply chains, distribution systems or information technology systems, could adversely affect our business.
All of our facilities, equipment, supply chains, distribution systems and information technology systems are subject to the risk of catastrophic loss due to unanticipated events, such as disease outbreak, fires, earthquakes, explosions, floods, tornadoes, hurricanes or weather conditions. An interruption in our manufacturing capabilities, supply chains, distribution systems or information technology systems, whether as a result of such catastrophic loss or any other reason, could reduce, prevent or delay our production and shipment of our product offerings, result in defective products or services, damage customer relationships and our reputation and result in legal exposure and large repair or replacement expenses. This could result in the delay or termination of orders, the loss of future sales and a negative impact to our reputation with our customers.
Third-party insurance coverage that we maintain with respect to such matters will vary from time to time in both type and amount depending on cost, availability and our decisions regarding risk retention, and may be unavailable or insufficient to protect us against losses. Any of these risks coming to fruition could materially adversely affect our business, results of operations and financial condition.
We may be exposed to raw material shortages, supply shortages and fluctuations in raw material, energy and commodity prices.
We purchase energy, steel, aluminum, copper, rubber and rubber-based materials, chemicals, polymers and other key manufacturing inputs from outside sources, and traditionally have not had long-term pricing contracts with our pure raw material suppliers. The costs of these raw materials have been volatile historically and are influenced by factors that are outside our control. If we are unable to pass increases in the costs of our raw materials on to our customers, experience a lag in our ability to pass increases to our customers, or operational efficiencies are not achieved, our operating margins and results of operations may be materially adversely affected.
Our businesses compete globally for key production inputs. In addition, we rely upon third-party suppliers, including certain single-sourced suppliers, for various components for our products. In the event of a shortage or discontinuation of certain raw materials or key inputs, we may experience challenges sourcing certain of our components to meet our production requirements and may not be able to arrange for alternative sources of certain raw materials or key inputs. Any such shortage may materially adversely affect our competitive position versus companies that are able to better or more cheaply source such raw materials or key inputs.
Changes to international trade policies, including tariffs and foreign trade restrictions, could adversely affect our business.
As a global transportation company, we generate export sales from our U.S. operations and also derive international sales through our foreign subsidiaries, licensees and joint ventures. We also do business with industry suppliers located in various international markets. A protectionist trade environment in either the United States or those foreign countries in which we do business, such as a change in the current tariff structures, export compliance or other trade policies, may adversely affect our business. In particular, such policies may impact or delay our customers’ investments in our products, reduce the competitiveness of our products in certain markets, and inhibit our ability to cost-effectively purchase necessary inputs from certain suppliers. In addition, to the extent developments in international trade relations result in reduced global trade or slower growth in global trade, it is likely that this would result in reductions in investment in freight and transit rail.
International trade policies are affected by a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Although we actively monitor developments in international trade and proactively engage in efforts to mitigate the effect of trade policies, there can be no guarantee that these efforts will be successful.

We may incur increased costs due to fluctuations in interest rates and foreign currency exchange rates
In the ordinary course of business, we are exposed to increases in interest rates that may adversely affect funding costs associated with variable-rate debt and changes in foreign currency exchange rates. We are subject to currency exchange rate risk to the extent that our costs may be denominated in currencies other than those in which we earn and report revenues and vice versa. In addition, a decrease in the value of any of these currencies relative to the U.S. dollar could reduce our profits from non-U.S. operations and the translated value of the net assets of our non-U.S. operations when reported in U.S. dollars in our consolidated financial statements. We may seek to minimize these risks through the use of interest rate swap contracts and currency hedging agreements. There can be no assurance that any of these measures will be effective. Material changes in interest or exchange rates could result in material losses to us.
We have substantial operations located in emerging markets, and are subject to regulatory, economic, social and political uncertainties in such markets.
We have substantial operations located in emerging markets, such as Brazil, India, Kazakhstan, the Russian Federation and Ukraine. Operations in such emerging markets are inherently risky due to a number of regulatory, economic, social and political uncertainties. These risks include economies that may be dependent on only a few products and are therefore subject to significant fluctuations, weak legal systems which may affect our ability to enforce contractual rights, possible exchange controls, unstable governments, nationalization or privatization actions or other government actions affecting the flow of goods and currency.
Significant changes in economic and regulatory policy in emerging countries as well as social or political uncertainties could significantly harm business and economic conditions in these markets generally and could disproportionately impact the rail industry, which could adversely affect our business and prospects in these markets.
In addition, physical and financial infrastructure may be less developed in some emerging countries than that of many developed nations. Any disruptions with respect to banking and financial infrastructure, communication systems or any public facility, including transportation infrastructure, could disrupt our normal business activity. Such disruptions could interrupt our business operations and significantly harm our results of operations, financial condition and cash flows.
Our indebtedness could adversely affect our financial health.
At March 31, 2020, we had total debt of $4.7 billion, including $3.5 billion related to senior notes and $1.2 billion related to term loans and amounts drawn under our revolving loan facility, in each case, under the Credit Agreement. In addition, on April 10, 2020, we entered into a new $600 million 364-day credit facility maturing on April 9, 2021, the maturity of which was subsequently extended to July 9, 2021, which includes a $144.0 million revolving credit facility and a $456.0 million term loan. Being indebted could have important consequences to us. For example, our indebtedness could:
•	increase our vulnerability to general adverse economic and industry conditions;
•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;
•	place us at a disadvantage compared to competitors that have less debt; and
•	limit our ability to borrow additional funds.
The indentures for our outstanding senior notes and our Credit Agreement contain various covenants that limit our management’s discretion in the operation of our businesses.
Our Credit Agreement subjects us to customary (i) affirmative covenants, including requirements with respect to certain reporting obligations on us and our subsidiaries, and (ii) negative covenants, including limitations on: indebtedness; liens; restricted payments; fundamental changes (including certain changes in control); business activities; transactions with affiliates; restrictive agreements; changes in fiscal year; and use of proceeds. In addition, we are required to maintain (i) a ratio of EBITDA to interest expense of at least 3.00 to 1.00 over each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter and (ii) a Leverage Ratio, calculated as of the last day of a fiscal quarter for a period of four consecutive fiscal quarters, of 3.25 to 1.00 or less; provided that, in connection with the acquisition of GE Transportation and in the event of any further material acquisition in which the cash consideration to be paid exceeds $500.0 million, the maximum Leverage Ratio permitted adjusts to (x) 3.75 to 1.00 at the end of the fiscal quarter in which such acquisition is consummated and each of the three fiscal quarters immediately following such fiscal quarter and (y) 3.50 to 1.00 at the end of each of the fourth and fifth full fiscal quarters after the consummation of such acquisition.
The indentures under which our outstanding senior notes were issued contain covenants and restrictions which limit, subject to certain exceptions, certain sale and leaseback transactions with respect to principal properties, the incurrence of secured debt without equally and ratably securing the outstanding senior notes and certain merger and consolidation transactions. In addition, the indentures require that we offer to repurchase our outstanding senior notes upon the occurrence of certain change of control triggering events.
The integration of our recently completed acquisitions may not result in anticipated improvements in market position or the realization of anticipated operating synergies or may take longer to realize than expected.
Although we believe that our recent acquisitions will improve our market position and realize positive operating results, including operating synergies, operating expense reductions and overhead cost savings, we cannot be assured that these improvements will be obtained or the timing of such improvements. The management and acquisition of businesses involves substantial risks, any of which may result in a material adverse effect on our business and results of operations, including:
•	the uncertainty that an acquired business will achieve anticipated operating results;
•	significant expenses to integrate;
•	diversion of management’s attention from business operations to integration matters;
•	departure of key personnel from the acquired business;
•	effectively managing entrepreneurial spirit and decision-making;
•	integration of different information systems;
•	unanticipated costs and exposure to unforeseen liabilities; and
•	impairment of assets.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $   million, after deducting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand, to fund a redemption of all of our outstanding 2021 Notes. This prospectus supplement is not a notice of redemption with respect to the 2021 Notes.
Pending any such uses, we intend to hold the net proceeds in cash and cash equivalents (which may include investments in highly liquid, short term investment instruments).
The 2021 Notes mature on September 15, 2021, and interest on the 2021 Notes accrues at a floating rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 1.300% per year.

CAPITALIZATION
The following table sets forth (a) our cash and cash equivalents and (b) our capitalization as of March 31, 2020:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the issuance and sale of notes in this offering and the anticipated application of the proceeds therefrom, together with cash on hand, to fund a redemption of all of our outstanding 2021 Notes, as described under the heading “Use of Proceeds.”

You should read this table in conjunction with our consolidated financial statements, the related notes thereto and other financial information contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is incorporated by reference in this prospectus supplement, as well as the other financial information included or incorporated by reference in this prospectus supplement.
	As of March 31,2020
(dollars in millions)	Actual	As Adjusted
Cash and cash equivalents	$615.9	$
Total debt (including current portion of long-term debt):
Senior Credit Facility:
U.S. dollar-denominated term loans(1)	$666.5	$666.5
Multi-currency revolving loan facility(1)	570.2	570.2
Floating Senior Notes due 2021(1)(2)	498.3	—
4.375% Senior Notes due 2023(1)	249.1	249.1
4.15% Senior Notes due 2024(1)(2)	744.7	744.7
3.45% Senior Notes due 2026(1)	748.6	748.6
4.70% Senior Notes due 2028(1)(2)	1,241.0	1,241.0
% Senior Notes due offered hereby	—
Other borrowings	29.5	29.5
Total debt(3)	4,747.9

Shareholders’ equity:
Convertible preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 226,947,180 shares issued and 190,277,837 shares outstanding	2.0	2.0
Additional paid-in capital	7,875.0	7,875.0
Treasury stock, at cost; 36,669,343 shares	(910.2)	(910.2)
Retained earnings	3,355.6	3,355.6
Accumulated other comprehensive loss	(560.6)	(560.6)
Total Westinghouse Air Brake Technologies Corporation shareholders’ equity	9,761.8	9,761.8
Non-controlling interest	35.9	35.9
Total equity	9,797.7	9,797.7
Total capitalization	$14,545.6	$
(1)
Net of unamortized debt issuance costs of $1.0 million, in the case of the U.S. dollar-denominated term loans, $0.8 million, in the case of the multi-currency revolving loan facility, $1.7 million, in the case of the 2021 Notes, $0.9 million in the case of the 4.375% Senior Notes due 2023 (the “2023 Notes”), $5.3 million, in the case of the 4.15% Senior Notes due 2024 (the “2024 Notes”), $1.4 million, in the case of the 3.45% Senior Notes due 2026 (the “2026 Notes”), and $9.0 million, in the case of the 4.70% Senior Notes due 2028 (the “2028 Notes”).

(2)
In accordance with the terms of the 2021 Notes, the 2024 Notes and the 2028 Notes, the respective interest rates payable on the 2021 Notes, the 2024 Notes and the 2028 Notes have been adjusted. The 2021 Notes currently bear interest at a floating rate equal to the three-month LIBOR plus 1.300% per year. The 2024 Notes currently bear interest at 4.400%. The 2028 Notes currently bear interest at 4.950% per year.

(3)
On April 10, 2020, we entered into a new $600 million 364-day credit facility maturing on April 9, 2021, the maturity of which was subsequently extended to July 9, 2021. The facility includes a $144.0 million revolving credit facility denominated in U.S. dollars and a $456.0 million term loan denominated in U.S. dollars. Under the facility, we can elect to receive advances bearing interest based on either the Alternate Base Rate or the LIBO Rate (each as defined in the agreement governing the facility) plus an applicable margin that is determined based on our credit ratings or the Company’s Leverage Ratio (as defined in the agreement governing the facility). The agreement governing the facility contains affirmative, negative and financial covenants and events of default customary for facilities of this type and substantially similar to our existing senior credit facility.

DESCRIPTION OF THE NOTES
General
The notes offered hereby will be our unsecured senior debt securities as described in the accompanying prospectus. The following description of the particular terms of the notes and the related guarantees thereof supplements, and to the extent inconsistent therewith, supersedes the description under “Description of Debt Securities” in the accompanying prospectus. The notes and the related guarantees thereof will be issued under an Indenture dated as of August 8, 2013, between Wabtec and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (such indenture, as previously amended and supplemented, the “Base Indenture”), as supplemented by one or more supplemental indentures to be entered into on the closing date among Wabtec, the Guarantors (as defined below) and the Trustee (the Base Indenture as so supplemented on the closing date, the “Indenture”). The Indenture has been qualified and is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes and the related guarantees. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. A copy of the Base Indenture has been filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement forms a part. References to “Wabtec,” “we,” “us” and “our” in this section are only to Westinghouse Air Brake Technologies Corporation and not Wabtec together with any of its subsidiaries. Certain defined terms used in this section but not defined herein have the respective meanings assigned to such terms in the Indenture.
Principal Amount; Maturity
The aggregate principal amount of the notes offered hereby initially will be limited to $    million. The notes will mature on    ,    .
If the maturity date for the notes falls on a day that is not a business day, the related payment of interest and principal will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest on such payment will accrue for the period from and after the maturity date.
The notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may, without the consent of the holders of the notes, “reopen” the notes and issue additional notes that have the same ranking, interest rate, maturity date and other terms as the notes being offered by this prospectus supplement (except for the issue date, the public offering price and, in some cases, the first interest payment date). These additional notes, together with the notes offered by this prospectus supplement, would constitute a single series of debt securities under the Indenture, provided that, if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Unless the context requires otherwise, references to “notes” in this section for all purposes includes any additional notes that may be issued from time to time.
Guarantees
Our payment obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, by each of our subsidiaries that guarantees our obligations under our existing senior notes and our credit agreement, dated as of June 8, 2018, by and among us, Wabtec Coöperatief U.A., the other borrowers party thereto from time to time, the lenders party thereto from time to time, PNC Bank, National Association, as Administrative Agent, and the other parties thereto (as amended to date, the “Credit Agreement”) (collectively, the “Guarantors”), which consist of our following subsidiaries: GE Transportation, a Wabtec Company, RFPC Holding Corp., Schaefer Equipment, Inc., Standard Car Truck Company, Transportation IP Holdings, LLC, Transportation Systems Services Operations Inc., Wabtec Holding Corp., Wabtec Railway Electronics Holdings, LLC, Wabtec Transportation Systems, LLC and Workhorse Rail, LLC.

The guarantees of the notes, the Credit Agreement and our existing senior notes will be unsecured.
The notes also will be guaranteed by each of Wabtec’s future subsidiaries which guarantee any other indebtedness of Wabtec or any Guarantor.
The obligations of each Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors — If the guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.”
The guarantee of a Guarantor will be released:
•
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Wabtec or a subsidiary of Wabtec;

•
in connection with any sale or other disposition of all of the capital stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Wabtec or a subsidiary of Wabtec;

•	upon defeasance or satisfaction and discharge of the notes as provided under the caption “— Satisfaction and Discharge; Defeasance and Covenant Defeasance”; or
•
at such time as the Guarantor ceases to guarantee debt of Wabtec or a Guarantor, other than any such debt for which the Guarantor’s guarantee will be released concurrently with the release of the Guarantor’s guarantee of the notes, provided that such cessation does not result from payment under such guarantee.

Interest on the Notes
The notes will bear interest at a rate of    % per year. The interest rate for the notes is subject to adjustment, as described below under “— Interest Rate Adjustment.” Interest will accrue on the notes from    , 2020.
Interest on the notes is payable semi-annually on    and    of each year to the holders of record at the close of business on the    and    (whether or not that record date is a business day), as the case may be, immediately preceding such interest payment date. The first interest payment date for the notes will be    , 2020. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date on the notes is not a business day, the payment of interest will be made on the next succeeding business day, and no additional interest will accrue on the amount so payable for the period from and after such interest payment date to the next succeeding business day.
Ranking
The notes will be our senior unsecured obligations. Payment of the principal and interest on the notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and, to the extent we incur subordinated indebtedness in the future, rank senior in right of payment to our subordinated indebtedness. To the extent we incur secured indebtedness in the future, the notes will be effectively subordinated to any secured indebtedness of ours, to the extent of the value of any assets securing such indebtedness.
The guarantees of the notes will be the senior unsecured obligations of each Guarantor. Payment of the principal and interest on the notes will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of such Guarantor, and, to the extent any of the Guarantors incurs subordinated indebtedness in the future, rank senior in right of payment to the subordinated indebtedness of such Guarantor. To the extent any of the Guarantors incurs secured indebtedness in the future, the guarantees of the notes will be effectively subordinated to any secured indebtedness of such Guarantor, to the extent of the value of any assets securing such indebtedness.
The Guarantors currently guarantee our obligations under our existing senior notes and under our Credit Agreement. In the event of any distribution or payment of Wabtec’s or its subsidiaries’ assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As of March 31, 2020, we had outstanding total debt of $4,747.9 million, consisting of $3,481.7 million of senior notes, $1,236.7 million of borrowings under our Credit Agreement (consisting of $666.5 million of borrowings under our U.S. dollar-denominated term loans and $570.2 million of borrowings under our multi-currency revolving loan facility) and $29.5 million of other borrowings. In addition, we entered into a new $600 million 364-day credit facility maturing on April 9, 2021, the maturity of which was subsequently extended to July 9, 2021, which includes a $144.0 million revolving credit facility and a $456.0 million term loan. Our obligations under our existing senior notes, the Credit Agreement and the 364-day credit facility are guaranteed by the Guarantors, and the notes offered hereby will be guaranteed by the Guarantors. See “— Guarantors.”
Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, that non-guarantor subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors, if any, of our non-guarantor subsidiaries. As of March 31, 2020, our non-guarantor subsidiaries had $3,661.4 million of liabilities and owned approximately 82% of our consolidated assets.
Optional Redemption
The notes are redeemable at our option in whole at any time or in part from time to time. If the notes are redeemed before    ,    (   month prior to their maturity date) (such date, the “Par Call Date”), the applicable redemption price will equal the greater of:
(1)	100% of the principal amount of the notes being redeemed; and
(2)
the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed assuming such notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus    basis points,

plus, in each case, accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.
On and after the Par Call Date, the redemption price for the notes will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed, assuming such notes matured on the Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of such notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Reference Treasury Dealer” means (1) each of BofA Securities, Inc. and J.P. Morgan Securities LLC (or their respective affiliates that are primary U.S. Government securities dealers) and a Primary Treasury Dealer selected by PNC Capital Markets LLC; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer, and (2) one other Primary Treasury Dealer selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the applicable Par Call Date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
Holders of notes to be redeemed will receive written notice thereof, with a copy to the Trustee, delivered at least 15 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes by such method as the Trustee deems fair and appropriate in accordance with the procedures of the depositary.
Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustments from time to time if either Moody’s (as defined below) or S&P (as defined below) or, if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, in each case for reasons outside of the control of Wabtec, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by Wabtec (as certified by a resolution of the Board of Directors of Wabtec) as a replacement agency for Moody’s or S&P, or both of them, as the case may be (a “substitute rating agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the notes, in the manner described below.
If the rating assigned by Moody’s (or any substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the date of initial issuance of the notes, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “— S&P Rating Percentage”):
Moody’s Rating*	Percentage
Ba2.	0.25%
Ba3.	0.50%
B1.	0.75%
B2 or below	1.00%
*	Including the equivalent ratings of any substitute rating agency.

If the rating assigned by S&P (or any substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the date of initial issuance of the notes, by an amount equal the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “— Moody’s Rating Percentage”):
S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
*	Including the equivalent ratings of any substitute rating agency.
If at any time the interest rate on the notes has been increased and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently upgrades its rating of the notes to any of the ratings set forth above, the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate payable on the date of initial issuance of the notes plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any substitute rating agency therefor) subsequently upgrades its rating of the notes to Ba1 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the notes will be decreased to the interest rate payable on the date of initial issuance of the notes (and if one such upgrade occurs and the other does not, the interest rate on the notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on the notes will permanently cease to be subject to any adjustment described in this “— Interest Rate Adjustment” section (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the notes become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the notes are only rated by one rating agency).
Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the date of initial issuance of the notes or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the date of initial issuance of the notes.
No adjustments in the interest rate of the notes shall be made solely as a result of a rating agency ceasing to provide a rating of the notes. If at any time Moody’s or S&P ceases to provide a rating of the notes, we will use our commercially reasonable efforts to obtain a rating of the notes from a substitute rating agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above (a) such substitute rating agency will be substituted for the last rating agency to provide a rating of the notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the date of initial issuance of the notes plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a substitute rating agency therefor) provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the date of initial issuance of the notes.
Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the notes described above relating to such rating agency’s action. If the interest rate payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.
We will advise the Trustee and the holders of any occurrence of a rating change that requires an interest rate increase or decrease described above within five business days of such rating change.
Sinking Fund
The notes will not be entitled to any sinking fund.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “— Optional Redemption,” each holder of notes will have the right to require us to purchase all or a portion (in excess of $2,000 and in integral multiples of $1,000) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.
Within 30 days following the date upon which the Change of Control Triggering Event with respect to the notes occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a written notice to each holder of notes, with a copy to the Trustee, which written notice will govern the terms of the Change of Control Offer. Such written notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such written notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The written notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have such notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the written notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
We will comply in all material respects with the requirements, to the extent applicable, of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a

Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following after the date of issuance of the notes:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

(3)
we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our shares of Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or
(5)	the adoption of a plan relating to our liquidation or dissolution.
“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the notes, the notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Director” means, as of any date of determination, any member of our board of directors who:
(1)	was a member of our board of directors on the date of the issuance of the notes; or
(2)
was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.

“Fitch” means Fitch Ratings, Inc., and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by Wabtec.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that we shall give written notice of such appointment to the Trustee.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Certain Covenants
Limitation on Liens
We will not, and will not permit any of our Restricted Subsidiaries to, incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any of our Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) unless we or that first-mentioned Restricted Subsidiary secures or we cause such Restricted Subsidiary to secure the notes equally and ratably with (or prior to) such secured Debt, for as long as such secured Debt will be so secured.
These restrictions will not, however, apply to Debt secured by:
•	any Liens existing prior to the issuance of the notes;
•	any Liens on property of, shares of stock of (or other interests in) or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary;
•
any Liens on property of, shares of stock of (or other interests in) or Debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), provided that any such Lien was in existence prior to the date of such acquisition, was not incurred in anticipation thereof and does not extend to any other property, (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (c) to secure any Debt incurred prior to, at the time of, or within 270 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 270 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

•	any Liens in favor of us or any of our Restricted Subsidiaries;
•	any Liens in favor of, or required by contracts with, governmental entities; and

•
any extension, renewal or replacement of any Lien referred to in any of the preceding clauses, provided that such extension, renewal or replacement Lien will be limited to the same property that secured the Lien so extended, renewed or replaced and will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

Notwithstanding the foregoing, we or any of our Restricted Subsidiaries may incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any of our Restricted Subsidiaries if, after giving effect thereto and together with the value of Attributable Debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Leaseback Transactions” covenant below, the aggregate amount of such Debt outstanding does not exceed the greater of 15% of our Consolidated Net Tangible Assets and $200.0 million.
Limitation on Sale and Leaseback Transactions
We and our Restricted Subsidiaries will not enter into any sale and leaseback transaction with respect to any Principal Property, other than any such sale and leaseback transaction involving a lease for a term of not more than three years (including renewal rights) or any such sale and leaseback transaction between us and one of our Restricted Subsidiaries or between our Restricted Subsidiaries, unless: (a) we or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property involved in such sale and leaseback transaction at least equal in amount to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the notes pursuant to the covenant described above under the caption “— Limitation on Liens”; or (b) the proceeds of such sale and leaseback transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our board of directors) and we apply an amount equal to the net proceeds of such sale and leaseback transaction within 180 days of such sale and leaseback transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Debt of us or of one of our Restricted Subsidiaries (other than Debt that is subordinated to the notes or Debt owed to us or one of our Restricted Subsidiaries) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.
Notwithstanding the restrictions in the preceding paragraph, we will be permitted to enter into sale and leaseback transactions otherwise prohibited by this covenant, the Attributable Debt with respect to which, together with all Debt outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant above, without duplication, do not exceed the greater of 15% of Consolidated Net Tangible Assets measured at the closing date of the sale and leaseback transaction and $200.0 million.
Certain Definitions
The following are definitions of some terms used in the above description of certain covenants under the Indenture. We refer you to the Indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.
“Attributable Debt” with regard to a sale and leaseback transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes then outstanding under the Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, on the date of any determination, all assets minus:
•	all applicable depreciation, amortization and other valuation reserves;
•	all current liabilities; and
•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, in each case as set forth on our most recently available consolidated balance sheet prepared in accordance with U.S. generally accepted accounting principles.
“Debt” means (without duplication), with respect to any person, (1) all obligations of such person, to the extent such obligations would appear as a liability on the consolidated balance sheet of such person, in accordance with U.S. generally accepted accounting principles, (a) for money borrowed, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, or (d) that constitute capital lease obligations of such person, and (2) all guarantees by such person of debt of another person.
“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention having substantially the same economic effect as any of these.
“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property owned or leased by us or any of our Restricted Subsidiaries, whether owned on the date of the Indenture or thereafter, that has a gross book value in excess of 1% of our Consolidated Net Tangible Assets. Any plant, warehouse, office building or parcel of real property, or portion thereof, which our board of directors determines by resolution is not of material importance to the business conducted by us and our Restricted Subsidiaries taken as a whole will not be Principal Property.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Special Purpose Subsidiary” means a Subsidiary that is engaged solely in the business of acquiring, selling, collecting, financing or refinancing receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto.
“Subsidiary” means any entity of which we, or we and one or more of our subsidiaries, or any one or more of our subsidiaries, directly or indirectly own more than 50% of the outstanding voting stock.
“Unrestricted Subsidiary” means any Subsidiary:
•	the principal business of which consists of finance, banking, credit, leasing, insurance, financial services or other similar operations;
•	which is a Special Purpose Subsidiary;
•	substantially all the assets of which consist of the capital stock of a Subsidiary or Subsidiaries engaged in the operations referred to in the preceding bullet; or
•
designated as an unrestricted subsidiary by resolution of our board of directors and which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Restricted Subsidiaries taken as a whole.

Merger and Consolidation
The provisions of the Indenture described under “Description of Debt Securities — Merger and Consolidation” in the accompanying prospectus will apply to the notes.
Reports
Whether or not required by the rules and regulations of the SEC, so long as the notes are outstanding, we will file with the Trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to such sections. We will be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure). The Trustee will have no obligation whatsoever to determine whether or not such information, documents or reports have been filed with the SEC pursuant to EDGAR (or any successor electronic delivery procedure).
Events of Default
The provisions of the Indenture described under “Description of Debt Securities — Events of Default” in the accompanying prospectus will apply to the notes. In addition, an event of default is defined in the Indenture as being:
•	failure to make the required payment in connection with a Change of Control Triggering Event when due and payable in accordance with the terms of the Indenture;
•
failure to observe or perform any other covenant in the Indenture, the notes or the guarantees, other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing such covenant or warranty, if the failure continues for 60 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•	default under any of our or our restricted subsidiaries’ debt, whether such debt now exists or is incurred after the date of this prospectus supplement, if that default:
•	is caused by a failure to pay principal on such debt at its stated final maturity (after giving effect to any applicable grace periods provided in such debt) (a “Payment Default”); or
•
results in the acceleration of such debt prior to its express maturity (an “Acceleration Event”), and (i) in each case, the principal amount of any such debt, together with the principal amount of any other such debt under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (ii) in the case of a Payment Default, such debt is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding ; or

•
any of the guarantees is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under its guarantee with respect to the notes.

Satisfaction and Discharge; Defeasance and Covenant Defeasance
The satisfaction and discharge provisions and the defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities — Satisfaction and Discharge; Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.
If we elect covenant defeasance with respect to the notes, (i) the guarantees of the notes will be released as described above under “— Guarantees” and (ii) the following covenants will cease to apply to the notes: “— Offer to Repurchase Upon Change of Control Triggering Event,” “— Limitation on Liens” and “— Limitation on Sale and Leaseback Transactions.” In addition, the events of default described above under “— Events of Default” will not be events of default under the Indenture with respect to the notes.

Modification and Waiver
The Indenture contains provisions permitting us, the Guarantors and the Trustee to modify the Indenture or enter into or modify any supplemental indenture without the consent of the holders of the notes in regard to matters as will not adversely affect the interests of the holders of the notes, including the following:
•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officers’ certificate;
•	to provide for the assumption of our or any of the Guarantors’ obligations under the Indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;
•	to provide for uncertificated notes in addition to or in place of certificated notes;
•	to reflect the release of any Guarantor in accordance with the terms of the Indenture;
•	to provide any security for or other guarantees of the notes or any guarantee of a Guarantor or for the addition of an additional obligor on the notes;
•
to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA, if applicable; to add covenants that would benefit the holders of notes or to surrender any rights we have under the Indenture;

•
to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination is not effective with respect to any notes created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities to be issued under the Indenture;
•
to facilitate the defeasance and discharge of the notes otherwise in accordance with the existing terms of the Indenture; provided that any such action does not adversely affect the rights of any holder of outstanding notes in any material respect;

•
to issue additional notes, provided that such additional notes have the same terms as the notes being offered by this prospectus supplement (except for the issued date, the public offering price and, in some cases, the first interest payment date) and together with the notes offered by this prospectus supplement, would constitute a single class of debt securities under the Indenture; and provided further that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number;

•
to evidence and provide for the acceptance of and appointment of a successor Trustee with respect to the notes and to add to or change any of the provisions of the notes as necessary to provide for or facilitate the administration of the trust by more than one Trustee;

•	to add additional events of default with respect to the notes;
•	to make any change with respect to the notes that does not adversely affect the rights of the holders of the notes in any material respect; and
•	to evidence the release of any Guarantor and its obligations pursuant to the Indenture.
We, the Guarantors and the Trustee may modify the Indenture or any supplemental indenture relating to the Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes, except that no such modifications shall, without the consent of each of the holders of the notes:
•	reduce the percentage in principal amount of the notes, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on the notes;
•	reduce the principal of the notes or change the stated maturity of the notes;

•
reduce any premium payable on the redemption of the notes or change the time at which the notes may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the notes;

•	make payments on the notes payable in currency other than as originally stated in the notes
•	impair the holders’ right to institute suit for the enforcement of any payment on the notes; or
•	waive a continuing default or event of default regarding any payment on the notes.
With respect to any vote of holders of the notes, we will generally be entitled to set any day as a record date for the purpose of determining such holders that are entitled to vote or take other action under the Indenture.
Governing Law
The Indenture, the notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.
Concerning the Trustee
Under the Indenture, the Trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as Trustee under the Indenture and specified related matters.
Book-Entry, Delivery and Form
Except as set forth below, the notes will be represented by one or more permanent, global notes in registered form without interest coupons (the “Global Notes”).
The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Trustee or any of our or its respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:
•
DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or

•	there has occurred and is continuing an event of default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes.
Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same-Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Agreement
On June 8, 2018, we entered into the Credit Agreement, which replaced our then-existing credit agreement. The Credit Agreement established a credit facility (the “Senior Credit Facility”) with a syndicate of lenders providing for borrowings consisting of (i) refinancing term loans denominated in U.S. dollars in an initial principal amount of $350 million (the “Refinancing Term Loans”); (ii) delayed draw term loans denominated in U.S. dollars in an initial principal amount of $400.0 million (the “Delayed Draw Term Loans”); and (iii) a multi-currency revolving loan facility, providing for an equivalent in U.S. dollars of up to $1,200.0 million in multi-currency revolving loans (inclusive of swingline loans of up to $75.0 million and letters of credit of up to $450.0 million (the “Revolving Credit Facility”)).
The Refinancing Term Loans amortize in equal quarterly installments of 2.50% of the initial principal amount of the Refinancing Term Loans, with the balance due at the maturity of the Refinancing Term Loans on June 8, 2021. The Delayed Draw Term Loans amortize in equal quarterly installments of 2.50% of the initial principal amount of the Delayed Draw Term Loans, with the balance due at the maturity of the Delayed Draw Term Loans on February 25, 2022. The Revolving Credit Facility will mature on June 8, 2023. The following table presents availability under the Revolving Credit Facility as of March 31, 2020:
(in millions)	Multi-currency revolving loan facility
Maximum availability	$1,200.0
Outstanding borrowings	570.2
Letters of credit under the Revolving Credit Facility	32.3
Current availability	$597.5
Under the Credit Agreement, we can elect to receive advances bearing interest based on either the Alternate Base Rate, the LIBO Rate or (for revolving loans denominated in Canadian dollars) the CDO Rate (each as defined in the Credit Agreement) plus an applicable margin that is determined based on our credit ratings or Leverage Ratio (as defined in the Credit Agreement). The Credit Agreement contains affirmative, negative and financial covenants, and events of default customary for facilities of this type. The obligations under the Senior Credit Facility are guaranteed by Wabtec and certain of Wabtec’s U.S. subsidiaries, as guarantors.
We have agreed that, so long as any lender has any commitment under the Senior Credit Facility, any letter of credit is outstanding under the Senior Credit Facility, or any loan or other obligation is outstanding under the Senior Credit Facility, we will maintain the following as of the end of each fiscal quarter or for the period of four fiscal quarters then ended, as applicable:
Interest Coverage Ratio(1)	no less than 3.00x
Leverage Ratio(2)	no greater than 3.25x
(1)	Interest Coverage Ratio is defined as the ratio of EBITDA, as defined in the Credit Agreement, to net interest expense for the four quarters then ended.
(2)	Leverage Ratio is defined as the ratio of net debt as of the last day of a fiscal quarter to EBITDA, as defined in the Credit Agreement, for the four quarters then ended.
The maximum Leverage Ratio permitted under the Credit Agreement temporarily increases for the fiscal quarter in which a major acquisition (including the GE Transportation acquisition) occurs and for the five fiscal quarters following such major acquisition. Subsequent to the GE Transportation acquisition, the maximum Leverage Ratio permitted under the Credit Agreement temporarily increased in accordance with the above, including to 3.50x for the first and second fiscal quarters of 2020.
We were in compliance with all of our covenants in the Credit Agreement as of March 31, 2020.
364-Day Credit Facility
On April 10, 2020, we entered into a new $600 million 364-day credit facility (the “364-Day Facility”) maturing on April 9, 2021, the maturity of which was subsequently extended to July 9, 2021. The 364-Day

Facility includes a $144.0 million revolving credit facility and a $456.0 million term loan denominated in U.S. dollars. Under the 364-Day Facility, we can elect to receive advances bearing interest based on either the Alternate Base Rate or the LIBO Rate (each as defined in the agreement governing the facility) plus an applicable margin that is determined based on our credit ratings or the Company’s Leverage Ratio (as defined in the agreement governing the facility). The agreement governing the 364-Day Facility contains affirmative, negative and financial covenants and events of default customary for facilities of this type and substantially similar to our Senior Credit Facility. As of the date of this prospectus supplement, we have $456.0 million of term loans outstanding under the 364-Day Facility and have not borrowed under the revolving credit facility that is part of the 364-Day Facility. The obligations under the 364-Day Credit Facility are guaranteed by Wabtec and certain of Wabtec’s U.S. subsidiaries, as guarantors.
Outstanding Senior Notes
In August 2013, we issued $250.0 million aggregate principal amount of 2023 Notes. Interest on the 2023 Notes accrues at a rate of 4.375% per annum and is payable semi-annually on February 15 and August 15 of each year.
In November 2016, we issued $750.0 million aggregate principal amount of 2026 Notes. Interest on the 2026 Notes accrues at a rate of 3.450% per annum is payable semi-annually on May 15 and November 15 of each year.
In September 2018, we issued $500.0 million aggregate principal amount of 2021 Notes, $750.0 million aggregate principal amount of 2024 Notes and $1,250.0 million aggregate principal amount of 2028 Notes. The 2021 Notes currently bear interest at a floating rate equal to the three-month LIBOR plus 1.300% per year. The interest rate on the 2021 Notes is reset quarterly on each interest payment date. Interest on the 2021 Notes will not be less than zero. The 2024 Notes currently bear interest at 4.400% per year. The 2028 Notes currently bear interest at 4.950% per year.
The 2023 Notes, 2026 Notes, 2021 Notes, 2024 Notes and 2028 Notes are our senior unsecured obligations, ranking equally in right of payment with all of our existing and future senior unsecured indebtedness, including the notes, and senior to our future subordinated indebtedness. The 2023 Notes, 2026 Notes, 2021 Notes, 2024 Notes and 2028 Notes are effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness and structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes. The 2023 Notes, 2026 Notes, 2021 Notes, 2024 Notes and 2028 Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of our current and future subsidiaries that guarantee indebtedness under our Credit Agreement or any other debt of ours or any other guarantor.
The indenture governing each of the 2023 Notes, 2026 Notes, 2021 Notes, 2024 Notes and 2028 Notes contains covenants and restrictions which limit among other things, the following: the incurrence of indebtedness, payment of dividends and certain distributions, sale of assets, change in control, mergers and consolidations and the incurrence of liens.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section is a summary of material U.S. federal income tax considerations relating to the ownership and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning or disposing of the notes. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the “issue price” of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special tax rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, accrual-method taxpayers subject to section 451(b) of the Code, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes as part of a straddle, hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes, persons purchasing or selling notes as part of a wash sale for U.S. federal income tax purposes, or entities treated as “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes). This summary does not address the tax consequences to subsequent purchasers of notes, and it does not discuss the potential application of the Medicare tax on net investment income, U.S. federal estate and gift tax laws or any state, local or foreign laws.
INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS, AND TAX TREATIES.
As used herein, the term “U.S. holder” means a beneficial owner of notes that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or (y) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person under the Code.
A “non-U.S. holder” is a beneficial owner of notes (other than a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the notes.

U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).
Certain Additional Payments
Under the terms of the notes, there are circumstances in which we might be required to make payments on a note that would increase the yield of the note, as described under “Description of the Notes — Interest Rate Adjustment” and “Description of the Notes — Offer to Repurchase Upon Change of Control Triggering Event.” Under Treasury Regulations, the possibility of such excess amounts being paid will not affect the amount of interest income a holder recognizes, in advance of the payment of such excess amounts, if there is only a remote possibility as of the date the notes were issued that the holder would receive such amounts. We believe that there is only a remote possibility that we would be required to make such payments, and therefore we do not intend to treat the notes as subject to the special rules governing “contingent payment debt instruments.” Our position that the notes are not subject to these special rules is binding on a holder unless the holder discloses a contrary position in the manner required by applicable Treasury Regulations. If the IRS takes a contrary position, a U.S. holder may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. U.S. holders should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of Interest
A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with such holder’s regular method of tax accounting.
In general, if the stated principal amount of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount, a U.S. holder will be required to include such excess in income as “original issue discount” over the term of the instrument in accordance with a constant-yield method, irrespective of the holder’s regular method of tax accounting. Generally, original issue discount is considered to be de minimis if it is less than 0.25% of the instrument’s stated principal amount multiplied by the number of complete years from the issue date to maturity. We anticipate, and therefore this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.
Sale, Exchange or Other Taxable Disposition of Notes
A U.S. holder generally will recognize capital gain or loss if it disposes of a note in a sale, exchange or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the amount realized by it (other than amounts attributable to accrued but unpaid interest, which will be taxed as described under “— Payments of Interest” above) and its tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount it paid for the note. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if it has held the note for more than one year, or short-term capital gain or loss if it has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses against ordinary income is subject to limitations.

Non-U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).
Payments of Interest
Subject to the discussions below regarding the Foreign Account Tax Compliance Act (“FATCA”) and under “— Income or Gains Effectively Connected with a U.S. Trade or Business,” payments of interest on the notes to non-U.S. holders will generally qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holder certifies its non-U.S. status as described below.
The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:
•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;
•	is a bank whose receipt of interest is described in section 881(c)(3)(A) of the Code; or
•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient actual or constructive stock ownership.
The portfolio interest exemption applies only if the non-U.S. holder certifies its non-U.S. status. A non-U.S. holder can meet this certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on its behalf, it will be required to provide appropriate documentation to the agent. Special certification rules apply to non-U.S. holders that are pass-through entities.
If the portfolio interest exemption does not apply to payments of interest to a non-U.S. holder, and subject to the discussion below under “— Income or Gains Effectively Connected with a U.S. Trade or Business,” these payments will be subject to withholding tax at a rate of 30% (or a lower treaty rate if the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence).
Sale, Exchange or Other Taxable Disposition of Notes
Subject to the discussion below regarding backup withholding, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Payments of Interest” above) unless:
•
the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “— Income or Gains Effectively Connected with a U.S. Trade or Business”; or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business.
If any interest on the notes or gain from the sale, exchange or other disposition of the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by it in the United States. Payments of interest that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax discussed above under “— Payments of Interest,” provided that the non-U.S. holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any appropriate substitute or successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also will be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
The Code and the Treasury Regulations generally require persons who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which generally require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect taxpayer identification number, failed to comply with applicable certification requirements or has been repeatedly notified by the IRS that it has failed to report interest or dividends on its U.S. federal income tax returns. The backup withholding rate is currently 24%.
Payments of interest to U.S. holders of notes and payments made to U.S. holders by a broker upon a sale of notes generally will be subject to information reporting and backup withholding, unless the U.S. holder (1) is an exempt recipient, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. If a sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons or is engaged in a U.S. trade or business.
The applicable withholding agent must report annually to the IRS the interest paid to each non-U.S. holder and the amount of tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “— Non-U.S. Holders — Payments of Interest” above and “— FATCA” below. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments made to non-U.S. holders by a broker upon a sale of the notes will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder or non-U.S. holder with respect to the notes under the backup withholding rules generally will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code known as FATCA and Treasury Regulations promulgated thereunder generally impose a 30% U.S. withholding tax on certain U.S.-source payments, including interest income paid on a note, if paid to a foreign financial institution (whether as a beneficial owner or intermediary), unless such institution (i) enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) satisfies the requirements of an intergovernmental agreement entered into by such institution’s country of residence and the United States, or (iii) qualifies for an exemption. These withholding requirements generally currently apply to payments of interest on the notes. Under proposed Treasury Regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the notes. The preamble to these proposed Treasury Regulations states that taxpayers may rely on them pending their finalization. FATCA also generally imposes a withholding tax of 30% on interest income paid on a note to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners, a certification identifying the direct and indirect substantial U.S. owners of the entity and certain other specified requirements are met, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.
If FATCA withholding is imposed, a beneficial owner (other than certain foreign financial institutions) generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return and, in the case of a non-financial foreign entity, providing the IRS with certain information regarding its substantial U.S. owners (unless an exception applies). Prospective investors are urged to consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the notes.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table. BofA Securities, Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC are acting as joint book-running managers and representatives of the underwriters named below.
Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
PNC Capital Markets LLC
Total	$
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to   % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to   % of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act. The underwriters have agreed to reimburse us for certain out-of-pocket expenses.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain underwriters and/or their affiliates are lenders and/or agents under the Credit Agreement and our 364-day credit facility. Certain of those underwriters and/or their affiliates that are lenders and/or agents under the Credit Agreement or our 364-day credit facility may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.
United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (1) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (2) who are high net worth entities (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. In the United Kingdom, any investment or investment activity to which this prospectus supplement and/ or the accompanying prospectus relate, is only available to, and will be engaged in only with, Relevant Persons.
This prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”) by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of the FSMA does not apply. The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of the FSMA.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a (a) corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or Section 276(4)(i)(B) of the SFA, (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the notes will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania. The underwriters have been represented in connection with the offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Westinghouse Air Brake Technologies Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Units
Guarantees of Debt Securities
We may offer to sell from time to time, in one or more classes or series, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units, or any combination of these securities. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for our common stock, preferred stock or other securities or debt or equity securities of one or more other entities. Certain of our direct and indirect subsidiaries named in this prospectus under “Description of Debt Securities — Debt Guarantees” may guarantee our debt securities.
Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “WAB.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.
You should consider carefully the “Risk Factors” described on page 2 and in any applicable prospectus supplement before investing in any of our securities offered by this prospectus or any prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 3, 2017.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, we and any underwriter, agent, dealer or remarketing firm take no responsibility for such information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information that we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet address is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our Internet address is http://www.wabtec.com. The information on our Internet site is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.
ii

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which any offering of securities under this prospectus is terminated, except as noted in the paragraph below:
Our SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2016
Quarterly Reports on Form 10-Q	Quarters ended March 31 and June 30, 2017
Current Reports on Form 8-K or Form 8-K/A	February 6 and 14, March 13 (two filings) and May 15, 2017
The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	March 31, 2017
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.
Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, Wilmerding, Pennsylvania 15148-0001, Attention: Corporate Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site, http://www.sec.gov.
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SUMMARY
This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement or in documents incorporated by reference in this prospectus. References to “Wabtec,” the “registrant,” “we,” “our,” “us” and similar terms mean Westinghouse Air Brake Technologies Corporation and its consolidated subsidiaries, unless the context requires otherwise.
Westinghouse Air Brake Technologies Corporation
We are one of the world’s largest providers of value-added, technology-based equipment, systems and services for the global freight and transit rail industries. We believe we hold a leading market share for many of our core product lines globally. Our highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most U.S. locomotives, freight cars, passenger transit cars and buses around the world.
We are a Delaware corporation with our principal executive offices located at 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001. Our telephone number is (412) 825-1000.

RISK FACTORS
Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, as updated in our Quarterly Reports on Form 10-Q, and the other risks described in any prospectus supplement or in any of the documents incorporated by reference in this prospectus. The risks and uncertainties that we discuss in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.
FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” section of this prospectus, our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, any of our reports subsequently filed with the SEC or any accompanying prospectus supplement could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:
Economic and industry conditions
•	prolonged unfavorable economic and industry conditions in the markets served by us, including North America, South America, Europe, Australia, Asia and South Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for our products and services;
•	orders either being delayed, cancelled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by our customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates; or
•	availability of credit;

Operating factors
•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;
•	labor relations;
•
the outcome of our existing or any future legal proceedings, including litigation involving our principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport, S.A. (“Faiveley Transport”); or
•	the development and use of new technology;
Competitive factors
•	the actions of competitors;
Political/governmental factors
•	political stability in relevant areas of the world;
•	future regulation/deregulation of our customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of our customers;
•	political developments and laws and regulations, including those related to Positive Train Control; or
•	federal and state income tax legislation; and
Transaction or commercial factors
•	the outcome of negotiations with partners, governments, suppliers, customers or others.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Our consolidated ratios of earnings to fixed charges for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 are as follows:
	Six Months Ended June 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.1x	7.9x	23.2x	19.2x	17.2x	19.5x
For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from operations before income taxes plus fixed charges less capitalized interest. “Fixed charges” consist of interest expense, a portion of rental expenses considered representative of the interest factor and capitalized interest.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of acquisitions, working capital, contributions to one or more of our pension plans, satisfaction of other obligations and repurchase of our outstanding debt or equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time under this prospectus. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. Those terms may vary from the terms described here. Although the debt securities that we may offer include debt securities denominated in U.S. dollars, we also may choose to offer debt securities in any other currency, including the euro. Any debt securities issued by us may be guaranteed by one or more of our direct and indirect subsidiaries named under the subheading “— Debt Guarantees” (collectively, the “Subsidiary Guarantors”).
The debt securities are governed by documents called “indentures.” The indentures are contracts between us and a financial institution acting as the trustee. The trustee has two main roles. First, under certain circumstances, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee may act on your behalf, as described under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities, the relevant indenture and any relevant supplemental indenture described in the related prospectus supplement, including definitions used in the relevant indenture and any relevant supplemental indenture. The particular terms of the debt securities that we may offer under this prospectus, the relevant indenture and any relevant supplemental indenture may vary from the terms described below.
General
The debt securities that we may offer under this prospectus will be either senior debt securities or subordinated debt securities. We may issue senior debt securities under one or more senior indentures among us, any applicable Subsidiary Guarantor and Wells Fargo Bank, National Association, as trustee, including an existing Indenture, dated as of August 8, 2013, which we refer to in this prospectus as the existing indenture. In this prospectus, we refer to any indenture pursuant to which senior debt securities offered under this prospectus may be issued, including the existing indenture, as any such indenture may be supplemented, as a senior indenture. We may issue subordinated debt securities under one or more subordinated indentures among us, any applicable Subsidiary Guarantor and Wells Fargo Bank, National Association, as trustee. In this prospectus, we refer to any indenture pursuant to which subordinated debt securities offered under this prospectus may be issued, as any such indenture may be supplemented, as a subordinated indenture. Senior indentures and subordinated indentures are sometimes referred to collectively in this prospectus as indentures.
The existing indenture is, and any other indenture will be, governed by New York law. Copies of the existing indenture and forms of a senior indenture and a subordinated indenture pursuant to which we may issue debt securities that are offered under this prospectus have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of these indentures.
We may offer the debt securities from time to time in as many distinct series as we may choose. All debt securities will be direct, unsecured obligations of ours. Any senior debt securities that we offer under this prospectus will have the same rank as all of our other unsecured and unsubordinated debt. Any subordinated debt securities that we offer under this prospectus will be subordinate in right of payment to our senior indebtedness. The existing indenture does not, and any other indenture may not, limit either the amount of debt that we may issue thereunder or the amount of other unsecured debt or other securities that we or our subsidiaries may issue.
Our primary sources of payment for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us, except to the extent that they have agreed to guarantee such obligations of ours. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The existing indenture does not, and any other indenture may not, restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.
To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all our subsidiaries’ liabilities, including their trade payables. This means that our subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.
Other than the restrictions described below or any restrictions described in an applicable prospectus supplement, the existing indenture does not, and any other indenture and the debt securities that we may offer under this prospectus will not, contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction.
You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:
•	the title of the debt securities;
•	if other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;
•	the total principal amount of the debt securities;
•	the price at which the debt securities will be issued;
•	the date or dates on which the debt securities will mature and the right, if any, to extend the maturity date or dates;
•	the annual rate or rates, if any, at which the debt securities will bear interest, including the method of calculating interest if a floating rate is used;
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the date or dates from which the interest will accrue, the interest payment dates on which the interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, premium, if any, and interest will be payable;
•	any redemption, repayment or sinking fund provision;
•	the application, if any, of defeasance provisions to the debt securities;
•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;
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any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, repurchase or repayment;

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the form of debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;
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whether the debt securities will be guaranteed by one or more of the Subsidiary Guarantors and, if so, the identity of the applicable Subsidiary Guarantors and whether any subordination provisions or other limitations are applicable to any such guarantees;

•	any additional covenants applicable to the debt securities;

•	any additional events of default applicable to the debt securities;
•	the terms of subordination, if applicable;
•	the terms of conversion, if applicable;
•	the terms of subordination of the debt securities, if applicable;
•	any material provisions described in this prospectus that do not apply to the debt securities; and
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any other material terms of the debt securities, including any additions, deletions or other changes to the terms described in this prospectus, and any terms which may be required by or advisable under applicable laws or regulations.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under documentation that is not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.
Debt Guarantees
Debt securities offered by us may be guaranteed by one or more of the Subsidiary Guarantors. The Subsidiary Guarantors are Aero Transportation Products, Inc., Barber Steel Foundry Corp., Durox Company, G&B Specialties, Inc., Longwood Elastomers, Inc., Longwood Industries, Inc., Longwood International, Inc., MotivePower, Inc., Railroad Controls, L.P., Railroad Friction Products Corporation, RCL, L.L.C., Ricon Corp., Schaefer Equipment, Inc., Standard Car Truck Company, Thermal Transfer Acquisition Corporation, TransTech of South Carolina, Inc., Turbonetics Holdings, Inc., Wabtec International, Inc., Wabtec Railway Electronics, Inc., Wabtec Railway Electronics Manufacturing, Inc., Workhorse Rail, LLC, Xorail, Inc. and Young Touchstone Company.
Any guarantee of debt securities offered by us will be set forth in the applicable indenture or a related supplemental indenture and described in an applicable prospectus supplement. The payment obligations of any Subsidiary Guarantor with respect to a guarantee of debt securities offered by us will be effectively subordinate in right of payment to the prior payment in full of all senior indebtedness of any such Subsidiary Guarantor to the same extent and manner that our payment obligations with respect to our subordinated debt securities are subordinate in right of payment to the prior payment in full of all of our senior indebtedness.
Original Issue Discount
Any series of debt securities offered under this prospectus may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.
Restrictive Covenants
The existing indenture contains, and any other indenture may contain, certain covenants for the benefit only of holders of the debt securities governed by the applicable indenture. The covenants summarized below will apply to each series of debt securities issued pursuant to any of the indentures as long as any of those debt securities are outstanding, unless waived, amended or the applicable prospectus supplement states otherwise.
Payment. We will pay the principal of and premium, if any, and interest on the debt securities in accordance with the terms of such debt securities and the applicable indenture. Unless otherwise provided in the applicable prospectus supplement, we will pay interest on any debt security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment.
Subject to the requirements of any applicable abandoned property laws, any money deposited with the trustee or any paying agent for the payment of principal of or premium, if any, or interest on any debt security that remains unclaimed for two years after that amount has become due and payable will be paid to us at our request. After this occurs, the holder of that debt security must look only to us for payment of that amount, unless an applicable abandoned property law designates another person, and not to the trustee or paying agent.
Merger and Consolidation. We will not consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, firm, corporation or other entity, unless:
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either (i) we are the surviving corporation or (ii) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person, firm, corporation or other entity is not a corporation, a co-obligor of the outstanding debt securities issued under the applicable indenture is a corporation organized under any such laws, and any resulting, surviving or transferee entity expressly assumes the Company’s obligations under the applicable indenture and the outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which we are a party;

•	there is no default under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and
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the resulting or transferee entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, we will be relieved from any further obligations under the applicable indenture.
Waiver of Certain Covenants. Unless otherwise provided in an applicable prospectus supplement, we may, with respect to the debt securities of any series, omit to comply with any covenant provided in the terms of those debt securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding debt securities of that series waive such compliance in that instance or generally.
Events of Default
You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection. Unless described otherwise in an applicable prospectus supplement, the term “Event of Default” means any of the following with respect to an issue of debt securities offered under this prospectus:
•	we fail to pay any interest on an issue of debt securities within 30 days after such interest becomes due and payable by the terms of that issue of debt securities;
•	we fail to pay principal of or premium, if any, on an issue of debt securities at maturity, or if applicable, the redemption price, when due and payable;
•	we fail to pay any sinking fund installment on an issue of debt securities within 30 days of such installment becoming due and payable;
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we or any Subsidiary Guarantor, if applicable, fails to comply with any of the covenants or agreements in the applicable debt securities or indenture (other than a covenant or agreement that we have included

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in the applicable indenture solely for the benefit of another series of debt securities issued under that indenture) for 90 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by that failure have given us a written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization occur; or
•	any other Event of Default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. Unless provided otherwise in an applicable prospectus supplement, if an Event of Default has occurred and continues with respect to an issue of debt securities, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all of the debt securities of the affected series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” Under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series.
The trustee under the existing indenture generally is not, and the trustee under any other indenture generally will not be, required to take any action under that indenture at the request of any holders unless one or more of the holders has provided to the trustee security or indemnity reasonably satisfactory to it.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that (i) such direction is not in conflict with any rule of law or with the applicable indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with that direction and (iii) the trustee has the right to decline to follow the direction if the trustee in good faith determines that the proceeding so directed would expose the trustee to personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may, on behalf of the holders of all of the debt securities of that series, waive certain past defaults under the applicable indenture with respect to that series and its consequences. The trustee may refuse to follow those directions in some circumstances.
If an Event of Default occurs and is continuing regarding a series of debt securities, the applicable trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series.
Before any holder of any series of debt securities may institute an action for any remedy under the applicable indenture, except payment on such holder’s debt security when past due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities incurred by the trustee for taking such action.
“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the applicable trustee and to make or cancel a declaration of acceleration.
We will furnish every year to the trustee under each indenture a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with that indenture and the debt securities offered pursuant to that indenture, or else specifying any default.
An Event of Default regarding one series of debt securities issued under an indenture is not necessarily an Event of Default regarding any other series of debt securities issued under that indenture or otherwise.
Satisfaction and Discharge; Defeasance and Covenant Defeasance
The following discussion of satisfaction and discharge, defeasance and covenant defeasance will be applicable to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.
Satisfaction and Discharge. Each indenture will be satisfied and discharged with respect to a particular series of debt securities issued under that indenture if:
•	we deliver to the trustee all debt securities of that series then outstanding for cancellation; or
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all debt securities of that series not delivered to the trustee for cancellation (i) have become due and payable, (ii) are to become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee, and, in any such case, we irrevocably deposit with the trustee, in trust for such purpose, money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we have paid all other sums payable under that indenture. In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance and Covenant Defeasance. The existing indenture provides, and any other indenture will provide, if such provision is made applicable to the debt securities of a series issued under that indenture, that, upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the case of U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of (and premium, if any) and interest on such debt securities, on the scheduled due dates:
•	we may elect either:
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to defease and be discharged from any and all obligations with respect to any debt securities of such series (except for the obligations, among others, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”); or

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to be released from our obligations with respect to the restrictions described above under “— Restrictive Covenants,” together with additional covenants that may be included for a particular series; and

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the Events of Default described in the third, fourth and sixth bullets under “— Events of Default,” shall not be Events of Default under that indenture with respect to such series (“covenant defeasance”).

In the case of defeasance, the holders of such debt securities are entitled to receive payments in respect of such debt securities solely from such trust. In the case of defeasance or covenant defeasance, a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance described above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable indenture. We also will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or covenant defeasance, as the case may be, have been complied with.
Modification and Waiver
The existing indenture contains, and any other indenture may contain, provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities of a particular series in regard to matters as will not adversely affect the interests of the holders of the debt securities of that series, including the following:
•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officers’ certificate;
•	to provide for the assumption of our obligations under the applicable indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide any security for or guarantees of the securities issued under the applicable indenture or for the addition of an additional obligor on the securities issued under the applicable indenture;
•	to comply with any requirement to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended, if applicable;
•	to add covenants that would benefit the holders of debt securities of the applicable series or to surrender any rights we have under the applicable indenture;
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to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination is not effective with respect to any outstanding debt securities of any series created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities to be issued under the applicable indenture;
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to facilitate the defeasance and discharge of the debt securities of any series otherwise in accordance with the existing terms of the applicable indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of any series in any material respect;

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to issue additional debt securities of any series of debt securities issued under the applicable indenture, provided that such additional debt securities have the same terms as, and are deemed part of the same series as, the applicable series to the extent required under the applicable indenture; and provided further that if the additional debt securities are not fungible with such existing series of debt securities for United States federal income tax purposes, the additional debt securities will have a separate CUSIP number;

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to evidence and provide for the acceptance of and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional events of default with respect to any series of debt securities issued under that indenture;
•	to make any change that does not adversely affect any outstanding debt securities in any material respect; and
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to add guarantees with respect to any series of debt securities issued under that indenture or confirm and evidence the release, termination or discharge of any guarantee with respect to any series of debt securities issued under that indenture to the extent that such release, termination or discharge is permitted under the terms the applicable indenture and any applicable supplemental indenture.

We and the trustee under an indenture may otherwise modify that indenture or any supplemental indenture relating to that indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:
•	reduce the percentage in principal amount of the debt securities of that series, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on debt securities of that series;
•	reduce the principal of the debt securities of that series or change the stated maturity of the debt securities of that series;
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reduce any premium payable on the redemption of the debt securities of that series or change the time at which the debt securities of that series may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the debt securities of that series;

•	make payments on the debt securities of that series payable in currency other than as originally stated in such debt securities;
•	impair the holders’ right to institute suit for the enforcement of any payment on the debt securities of that series; or
•	waive a continuing default or event of default regarding any payment on the debt securities of that series.
With respect to any vote of holders of a series of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.
“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or debt securities or request a waiver.
Subordinated Debt Securities
Although the existing indenture and the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are certain substantive differences between the senior debt securities and subordinated debt securities that we may offer pursuant to this prospectus. This section discusses some of those differences.
Subordination. Subordinated debt securities will be subordinate in right of payment to all senior indebtedness. “Senior indebtedness” is defined to mean, among other things, the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money (including indebtedness of others guaranteed by us), unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities or it is expressly provided that such obligation is subordinated to other of our indebtedness and obligations.
Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions. The applicable prospectus supplement for a particular series of subordinated debt securities will describe the specific terms discussed above that apply to the subordinated debt securities being offered thereby as well as any applicable conversion or exchange provisions.
Modification of an Indenture Relating to Subordinated Debt Securities. Each subordinated indenture may be modified by us and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes discussed above under “— Modification and Waiver.” We and the trustee may also modify each subordinated indenture to make provision with respect to any conversion or exchange rights for a given issue of subordinated debt securities.
“Street Name” and Other Indirect Holders
Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “Street Name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in “Street Name,” you should check with your own institution to find out:
•	how it handles payments and notices;
•	whether it imposes fees or charges;
•	how it would handle voting, if applicable;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder, as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of each trustee under the indentures and those of any third parties employed by us or the trustee under each of the indentures, run or will run, as the case may be, only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we and the trustee do not have obligations to you if you hold in “Street Name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities, as described below. For example, once we make payment to the registered holder, we and the trustee have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a “Street Name” customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held debt security as described above under “— ‘Street Name’ and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only hold the debt securities in “Street Name.” We would do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a debt security issued in the form of a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether a series of debt securities will be issued only in the form of global securities and, if so, will describe the specific terms of the arrangement with the depositary.
Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
An investor should be aware that if a series of debt securities is issued only in the form of global securities:
•	the investor cannot have debt securities of that series registered in his or her own name;
•	the investor cannot receive physical certificates for his or her interest in the debt securities of that series;
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the investor will be a “Street Name” holder and must look to his or her own bank or broker for payments on the debt securities of that series and protection of his or her legal rights relating to the debt securities of that series, as described under “— ‘Street Name’ and Other Indirect Holders”;

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the investor may not be able to sell interests in the debt securities of that series to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

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the depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security. Neither we nor the applicable trustee have or will have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. Also, neither we nor the applicable trustee do or will supervise the depositary in any way.

Special Situations When the Global Security Will be Terminated. In limited special situations, a global security will terminate, and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in “Street Name” will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of “Street Name” investors and direct holders in debt securities have been previously described in subsections entitled “— ‘Street Name’ and Other Indirect Holders” and “— Direct Holders.”
The special situations for termination of a global security are:
•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, and we do not appoint a successor depositary;
•	when an Event of Default on the applicable series of debt securities has occurred and has not been cured; and
•	at any time if we decide to terminate a global security.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct holders.
Form, Exchange, Registration and Transfer
Unless we inform you otherwise in an applicable prospectus supplement, we will issue the debt securities offered pursuant to this prospectus in registered form, without interest coupons, and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not charge a service charge for any registration of transfer or exchange of the debt securities offered pursuant to this prospectus. We may, however, require the payment of any tax or other governmental charge payable for that registration.
Debt securities of any series will be exchangeable for other debt securities of the same series, in the same total principal amount and the same terms but in different authorized denominations in accordance with the terms of the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
We will appoint the trustee under the applicable indenture as security registrar for the debt securities issued under that indenture. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment with respect to debt securities we may offer under any of the indentures. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption of debt securities offered under this prospectus, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
Unless we inform you otherwise in the applicable prospectus supplement:
•	payments on a series of debt securities will be made in U.S. dollars by check mailed to the holder’s registered address or, with respect to global securities, by wire transfer;
•	we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and

•
the trustee under the applicable indenture will be designated as our paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities under the applicable indenture that remain unclaimed for two years after the date when the payment was due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

DESCRIPTION OF CAPITAL SECURITIES
Common Stock
We may issue, either separately or together with other securities, including as a part of units, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Under our Restated Articles of Incorporation, as amended to date (our “Restated Articles of Incorporation”), we are authorized to issue up to 200,000,000 shares of our common stock, par value $.01 per share. As of June 30, 2017, we had 95,984,443 shares of common stock issued and outstanding and had reserved 3,101,321 additional shares of common stock for issuance under our stock compensation plans.
The applicable prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.
The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:
•	the Delaware General Corporation Law, as it may be amended from time to time;
•	our Restated Articles of Incorporation, as they may be amended or restated from time to time; and
•	our Amended By-Laws (our “By-Laws”), as they may be amended or restated from time to time.
Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available for their payment subject to the rights of holders of our preferred stock.
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There are no cumulative voting rights associated with our common stock.
Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.
Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. There are no sinking fund provisions applicable to the common stock. Shares of common stock are not convertible into shares of any other class of capital stock. Wells Fargo Shareowner Services is the transfer agent and registrar for the common stock.
Stock Exchange Listing. Our common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”
Preferred Stock
We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement relating to any offering of preferred stock pursuant to this prospectus. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities part of those units. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock, and shares of our preferred stock may be convertible into our common stock.
Our Restated Articles of Incorporation expressly authorize our Board of Directors, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series from time to time. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series of preferred stock. The authority of our Board of Directors with respect to each series includes, without limitation, determination of the following:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the declaration and payment dates and the payment preference, if any, to dividends payable on any other class or classes or series of stock;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;
•	whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions thereof;
•	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions thereof;
•	whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts thereof;
•
the right of the shares of that series to the benefit of conditions and restrictions upon (i) the creation of indebtedness of Wabtec or any subsidiary; (ii) the issue of any additional stock (including additional shares of such series or of any other series); and (iii) the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Wabtec or any subsidiary of, any outstanding stock of Wabtec;

•
the right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of Wabtec and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

•	any other relative, participating, option or other special rights, qualifications, limitations or restrictions of that series.
Our Restated Articles of Incorporation authorize our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series. As of the date of this prospectus, no shares of preferred stock have been issued.
Special Charter Provisions. Our Restated Articles of Incorporation and our By-Laws contain various provisions that may discourage or delay attempts to gain control of Wabtec. For example:
•	our Board of Directors is classified into three classes, with one class elected each year to serve a three-year term;
•
our By-Laws require the Nominating and Corporate Governance Committee to nominate (a) William E. Kassling (so long as Mr. Kassling is able and willing to serve and members of his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec beneficially owned by Mr. Kassling immediately after the closing of the stock purchase transaction governed by the stock purchase agreement dated as of March 5, 1997 and described in the Current Report on Form 8-K filed by Wabtec on April 11, 1997) and (b) Emilio A. Fernandez (so long as Mr. Fernandez is able and willing to serve and Mr. Fernandez and his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec delivered by the Corporation pursuant to that certain Asset Purchase Agreement dated as of January 23, 1995 by and among Wabtec, Pulse Acquisition Corporation, Pulse Electronics, Incorporated and Pulse Embedded Computer Systems, Inc., which was filed as an exhibit to Wabtec’s Registration Statement on Form S-1 (Registration No. 33-90866));

•
except as otherwise provided by applicable law, our Restated Articles of Incorporation or our By-Laws, our By-Laws may be altered, amended or repealed by the stockholders at any annual or special meeting or by action of the Board of Directors;

•
special meetings of the stockholders may be called at any time by the Chairman of our Board, the Chief Executive Officer, a majority of our Board of Directors or stockholders owning not less than 25% of the capital stock of our issued and outstanding capital stock entitled to vote and may not be called by any other person or persons or in any other manner; and

•	stockholders must provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of stockholders.
Other Contractual Provisions
Other contracts to which we are party also contain provisions that may discourage or delay attempts to gain control of Wabtec. For example, pursuant to the terms of a shareholders agreement entered into in connection with our acquisition of Faiveley Transport, two of our directors, Erwan Faiveley and Philippe Alfroid, who were designated by the Faiveley shareholders, were appointed to our Board of Directors upon completion of our acquisition of Faiveley Transport and will continue to be nominated to our Board of Directors so long as the former Faiveley shareholders beneficially own a certain percentage of our outstanding common stock. In addition, pursuant to the terms of that shareholders agreement, Stéphane Rambaud-Measson initially was appointed as an observer to our Board of Directors in November 2016. Mr. Rambaud-Measson was appointed to our Board of Directors in May 2017 in accordance with the terms of his employment agreement with us. Copies of the shareholders agreement and the employment agreement with Mr. Rambaud-Measson described above are exhibits to documents incorporated by reference into this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of those agreements.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents;
•	to investors directly in negotiated sales or in competitively bid transactions; or
•	to holders of other securities in connection with acquisitions.
The prospectus supplement for each series of securities we sell will describe the offering, including:
•	the name or names of any underwriters;
•	the purchase price and the proceeds to us from that sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any commissions paid to agents;
•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Underwriters
If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.
The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:
•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

•
Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker/dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Agents
We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.
Direct Sales
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.
In addition, debt securities described in this prospectus may be issued upon the exercise of warrants or the settlement of purchase contracts or units.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.
No Assurance of Liquidity
The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS
Unless indicated otherwise in an applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation and subsidiaries appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Westinghouse Technologies Corporation’s internal control over financial reporting as of December 31, 2016 (excluding the internal control over financial reporting of Workhorse Rail LLC (“Workhorse”), Faiveley Transport S.A. (“Faiveley”), Precision Turbo & Engine (“Precision Turbo”), Unitrac Railroad Materials (“Unitrac”), and Gerken Group SA (“Gerken”), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the consolidated financial statements for year 2016 is based in part on the report of PricewaterhouseCoopers Audit, independent registered public accounting firm and which as to the report on the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Workhorse, Faiveley, Precision Turbo, Unitrac, and Gerken from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference, Such financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
The audited financial statements of Faiveley Transport S.A. as of December 31, 2016 and November 30, 2016, and the results of operations and cash flows for the period from November 30, 2016 to December 31, 2016, not separately incorporated by reference in this offering memorandum, have been audited by PricewaterhouseCoopers Audit, an independent registered public accounting firm, whose report thereon is incorporated by reference herein. The audited financial statements of Westinghouse Air Brake Technologies Corporation to the extent they relate to Faiveley Transport S.A. have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.
The audited consolidated financial statements of Faiveley Transport S.A. included in Exhibit 99.1 of Westinghouse Air Brake Technologies Corporation’s Form 8-K/A dated February 14, 2017 have been incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

$           % Senior Notes due
PROSPECTUS SUPPLEMENT

       , 2020
Joint Book-Running Managers
BofA Securities
J.P. Morgan
PNC Capital Markets LLC